AMENDMENT AGREEMENT NO. 10

This AMENDMENT AGREEMENT NO. 10 (this “Amendment”) is made as of September 10, 2024, by and among BARON SELECT FUNDS, a Delaware statutory trust (the “Trust”), on behalf of its series BARON PARTNERS FUND (the “Fund”; the Trust acting on behalf of the Fund being hereinafter referred to as the “Borrower”), the lending institutions listed on the signature pages hereof (collectively, the “Banks”) and STATE STREET BANK AND TRUST COMPANY, as operations agent for itself and the other Banks (in such capacity, the “Operations Agent”).

WHEREAS, the Borrower, the Banks and the Operations Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of November 5, 2015 (as amended and in effect from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment and as may be further amended from time to time is referred to as the “Credit Agreement”); and

WHEREAS, the parties hereto wish to amend the Existing Credit Agreement as more fully set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Definitions. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

§2. Amendment to the Credit Agreement. The Existing Credit Agreement (excluding the Exhibits and Schedules thereto, which, shall continue to be the Exhibits and Schedules under the Credit Agreement) is hereby amended in the form of Exhibit A hereto.

§3. Representations and Warranties. The Borrower hereby represents and warrants as follows:

(a) Representations and Warranties in Credit Agreement. The representations and warranties of the Borrower contained in the Credit Agreement were true and correct as of the date made and are also true on and as of the date hereof and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(b) No Default. No Default or Event of Default has occurred and is continuing.

(c) Authority, Etc. The execution and delivery by the Borrower of this Amendment and the Borrower’s performance of this Amendment and the Credit Agreement as amended hereby (as so amended, the “Amended Agreement”) (i) are within the Borrower’s trust powers, (ii) have been duly authorized by all necessary action on the part of the Borrower, (iii) require no authorization or action by or in respect of, or filing with, any governmental body, agency or official or any shareholder or creditor of the Borrower, (iv) do not contravene, or constitute a default under, any provision of (A) any Applicable Law, (B) the Charter Documents of the Borrower, (C) any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower, or (D) the most recent Prospectus and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower (other than Liens in favor of the Operations Agent to secure the Obligations).

(d) Enforceability of Obligations. This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Amended Agreement constitutes the valid and legally binding agreement of the Borrower, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in equity or at law).

§4. Effectiveness. This Amendment shall be effective as of the date first written above upon receipt by the Operations Agent of the following:

(a) this Amendment, duly executed and delivered by each of the Borrower, the Banks and the Operations Agent;

(b) as to the incumbency of, and bearing manual specimen signatures of, the officers and other representatives of the Borrower who are authorized to execute and take actions under this Amendment and the Loan Documents on behalf of the Borrower (or a certification that no changes have been made to the certification of incumbency contained in paragraph (h) of that Secretary’s Certificate dated as of October 26, 2023 (the “Ninth Amendment Certificate”) delivered to the Operations Agent by the Borrower on October 26, 2023 pursuant to Section 4(b) of the Amendment Agreement No. 9 dated as of October 26, 2023 (the “Ninth Amendment”) by and among the Borrower, the Banks and the Operations Agent) and the individuals set forth therein remain authorized to execute and take actions under the Amendment and the Loan Documents on behalf of the Borrower), and certifying and attaching copies of (i) the Charter Documents of the Borrower (or a certification that no changes have been made to the Charter Documents delivered to the Operations Agent by the Borrower on the Effective Date pursuant to Section 3.01(f) of the Credit Agreement), (ii) the written resolutions of the Board of Trustees of the Borrower, authorizing the transactions contemplated hereby, (iii) the current Prospectus of the Borrower as then in effect (or a certification that no changes have been made to the Prospectus delivered to the Operations Agent by the Borrower on October 26, 2023 pursuant to Section 4(b) of the Ninth Amendment and attached as Exhibit A to the Ninth Amendment Certificate), (iv) the investment advisory agreement and any other investment management or submanagement agreements of the Borrower as currently in effect (or a certification that no changes have been made to such investment advisory agreement and any other investment management or submanagement agreements delivered to the Operations Agent by the Borrower on the Effective Date pursuant to Section 3.01(f)(i) of the Credit Agreement), and (v) the custodian agreement of the Borrower currently in effect (or a certification that no changes have been made to the custodian agreement delivered to the Operations Agent by the Borrower on the Effective Date pursuant to Section 3.01(f)(i) of the Credit Agreement);

(c) receipt by the Operations Agent of (i) a copy of the certificate of trust of the Trust, with all amendments, certified as of a recent date by the Secretary of State of the State of Delaware; and (ii) a legal existence and good standing certificate for the Trust issued by the Secretary of State of the State of Delaware, dated as of a recent date;

(d) a non-refundable upfront fee, payable in cash to the Operations Agent for the respective accounts of the Banks, of five (5) basis points on the Aggregate Commitment Amount; and

(e) all other fees payable to the Operations Agent pursuant to the terms of the Loan Documents, including any fee letter.

§5. Ratification of the Borrower. The Borrower ratifies and confirms in all respects all of its obligations to the Operations Agent and the Banks under the Credit Agreement and the other Loan Documents and hereby affirms its absolute and unconditional promise to pay to the Banks and the Operations Agent the Loans made to it and all other amounts due from it under the Credit Agreement as amended hereby. Each of the Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§6. Miscellaneous. This Amendment shall be a Loan Document for all purposes under the Credit Agreement. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. Except as specifically amended by this Amendment, the Credit Agreement and all other agreements and instruments executed and delivered in connection with the Credit Agreement shall remain in full force and effect. This Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any of the other Loan Documents. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Operations Agent and the Banks consequent thereon. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

BARON SELECT FUNDS, on behalf of itself and its series BARON PARTNERS FUND

By:
Name:	Patrick M. Patalino
Title:	Vice President, Secretary, and General Counsel

STATE STREET BANK AND TRUST COMPANY, as a Bank and as Operations Agent

By:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

BARON SELECT FUNDS, on behalf of itself and its series BARON PARTNERS FUND

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, as a Bank and as Operations Agent

By:
Title:	Vice President

Exhibit A to Amendment Agreement No. 10

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

among

BARON SELECT FUNDS, on behalf of its series

BARON PARTNERS FUND,

as Borrower

THE LENDERS NAMED HEREIN, and

STATE STREET BANK AND TRUST COMPANY,

as Operations Agent

with

STATE STREET BANK AND TRUST COMPANY having acted as Lead Arranger and

Book Manager

(continued)

(continued)

(continued)

		Page

SECTION 8.03.	Additional Costs; Capital Adequacy	61

SECTION 8.04.	Indemnity	62

SECTION 8.05.	Benchmark Replacement Setting	62

SECTION 8.06.	Delinquent Banks	64

ARTICLE IX
MISCELLANEOUS

SECTION 9.01.	Notices	65

SECTION 9.02.	No Waivers	65

SECTION 9.03.	Expenses; Documentary Taxes; Indemnification; Survival	66

SECTION 9.04.	Set Off	66

SECTION 9.05.	Amendments and Waivers	67

SECTION 9.06.	Successors and Assigns	67

SECTION 9.07.	Governing Law; Submission to Jurisdiction	69

SECTION 9.08.	WAIVER OF JURY TRIAL	69

SECTION 9.09.	Confidential Information	70

SECTION 9.10.	USA PATRIOT Act	70

SECTION 9.11.	Miscellaneous	70

SECTION 9.12.	Transitional Arrangements	71

Schedule 1 -	Addresses for Notices,
	Commitment Amounts and Domestic Lending Office

Exhibit A	Form of Note
Exhibit B	Form of Margin Loan Collateral Value Report
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of Extension Request
Exhibit E	Form of Opinion of Counsel for the Borrower
Exhibit F	Form of Assignment and Acceptance

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 5, 2015 (as amended, modified, supplemented and in effect from time to time, the “Agreement”), by and among Baron Select Funds, on behalf of its series Baron Partners Fund, the Banks (as hereinafter defined), and State Street Bank and Trust Company, as operations agent for itself and such other Banks (in such capacity, the “Operations Agent”).

WHEREAS, pursuant to an Amended and Restated Credit Agreement dated as of September 26, 2008 (as amended from time to time, the “Prior Credit Agreement”) by and among the Borrower, certain of the Banks, the Operations Agent and State Street Bank and Trust Company, in its capacity as the administrative agent, the Banks party thereto made loans and other extensions of credit available to the Borrower for the purposes set forth therein; and

WHEREAS, the Borrower has requested to amend and restate the Prior Credit Agreement, and the Banks and the Operations Agent are willing to amend and restate the Prior Credit Agreement and to continue to provide financing to the Borrower on the terms and conditions set forth herein and, in connection therewith State Street Bank and Trust Company is resigning as the administrative agent thereunder;

NOW, THEREFORE, the Borrower, the Banks and the Operations Agent agree that on and as of the Effective Date (as hereinafter defined) the Prior Credit Agreement is hereby amended and restated in its entirety, and shall remain in full force and effect only as expressly set forth herein.

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Account” means the accounts that the Custodian has opened and maintains for the Borrower pursuant to the terms and conditions of the custody agreement between the Custodian and the Borrower.

“Account Asset” means any of the following assets of the Borrower: (a) Cash and Cash Equivalents credited to an Account; (b) without duplication, short term United States treasury obligations credited to an Account; (c) an interest in an Eligible Margin Loan Security registered in the name of the Custodian and credited to an Account; and (d) an interest in a Non-Eligible Margin Loan Security registered in the name of the Custodian and credited to an Account, in each case so long as such asset is subject to a first priority perfected security interest in favor of the Operations Agent for the benefit of the Operations Agent and the Banks.

“Act” has the meaning set forth in Section 9.10.

“Adjusted Net Assets” means, as at any date of determination, an amount equal to (a) the value of the Total Assets of the Borrower minus (b) the Total Liabilities of the Borrower that are not Senior Securities Representing Indebtedness (including, without limitation, the Obligations owing under this Agreement). Senior Securities Representing Indebtedness shall include those Financial Contracts that are designated by the Borrower as senior securities representing indebtedness in accordance with the provisions of Rule 18f-4 under the Investment Company Act. For the purposes of calculating the Adjusted Net Assets, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability, and (ii) the fair market value of all assets pledged or otherwise segregated to secure such liability.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements) in favor of any other Person, other than, in the case of the Borrower, Liens permitted under Section 5.08(a).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution

“Affiliate” means, with respect to any Person (the “First Person”), any other Person that (a) is an “Affiliated Person” (within the meaning of the Investment Company Act) of such First Person, or (b) is a Control Affiliate of such First Person.

“Aggregate Commitment Amount” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Sixth Amendment Effective Date, the Aggregate Commitment Amount is $1,000,000,000.

“Agreement” has the meaning set forth in the preamble hereto.

“Anti-Corruption Laws” means, with respect to any Person, all laws, rules and regulations of any jurisdiction applicable to such Person from time to time concerning or relating to bribery or corruption.

“Applicable Law” means, with respect to any Person, any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its property is bound.

“Asset Value” means, as of any day of determination in respect of any asset of the Borrower, the Value of such asset computed in the manner as such Value is required to be computed by the Borrower in accordance with the Prospectus and Applicable Law, including, without limitation, the Investment Company Act; provided that:

(a) the Asset Value of any asset shall be net of the Borrower’s liabilities relating thereto, including without limitation all of the Borrower’s obligations to pay any unpaid portion of the purchase price thereof, and

(b) when calculating the “Asset Value” of any asset, the Borrower shall calculate such value daily in good faith using one of the following procedures: (i) a quotation received from a Pricing Service, (ii) a quotation received from an independent dealer making a market in such security or (iii) the last closing price thereof established on a public trading market; provided, further, that for any asset for which independent reliable market quotations are not available (or which is not otherwise valued for the Borrower by a Pricing Service), the Asset Value of such asset shall be deemed zero for purposes of this definition.

“Assignee” has the meaning set forth in Section 9.06(c).

“Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank and including the Financial Industry Regulatory Authority, stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic).

“Authorized Officer” means, in respect of the Trust or the Borrower, the president, any executive or senior vice president, any vice president, the treasurer, or any other duly authorized officer of the Trust, provided that, in each case, the Operations Agent shall have received a manually signed certificate of the Secretary or Assistant Secretary of the Trust as to the incumbency of, and bearing a manual specimen signature of, such duly authorized officer.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 8.05(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member

Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means each lender named on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), each lender which becomes a Bank pursuant to Section 2.11, and their respective successors and assigns.

“Base Rate” means, for any date, a rate per annum equal to the sum of (a) eighty five (85) basis points plus (b) the highest of (i) the Federal Funds Effective Rate in effect on such day, (ii) the Overnight Bank Funding Rate in effect on such day, and (iii) Adjusted Term SOFR for a one-month tenor in effect on such day. Any change in the Base Rate due to a change in the Federal Funds Effective Rate, the Overnight Bank Funding Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Federal Funds Effective Rate, Overnight Bank Funding Rate or Adjusted Term SOFR, respectively.

“Base Rate Loans” means Loans bearing interest calculated by reference to the Base Rate.

“Base Rate SOFR Determination Date” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.05(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Operations Agent for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR plus (ii) 0.11448% (11.448 basis points); or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Operations Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Operations Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.05 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.05.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” means the Trust for and on behalf of its series the Baron Partners Fund.

“Borrowing” means the aggregation of Loans of the Banks to be made to the Borrower pursuant to Article II hereof on a single date.

“Borrowing Date” means the Business Day on which Loans are advanced hereunder as specified in a Notice of Borrowing delivered pursuant to Section 2.02 hereof and the date on which any Loan is converted or continued in accordance with Section 2.16.

“Business Day” means any day (other than a Saturday or a Sunday) on which (a) commercial banks are open for the purpose of transacting business in Boston, Massachusetts and New York, New York (and are not authorized or required by Law to close) and (b) the New York Stock Exchange is open.

“Cash” means all cash in Dollars at any time and from time to time deposited or to be deposited in connection with a sale or redemption transaction consummated by the Borrower and permitted hereunder.

“Change in Law” means the occurrence, after the date of the Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charter Documents” means, collectively, the declaration of trust, by-laws, and other organizational or governing documents of the Trust.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Shortfall” means, at any time during any day, the aggregate principal amount of all Loans outstanding to the Borrower, together with accrued and unpaid interest thereof, is greater than the Margin Loan Collateral Value of the Borrower’s Eligible Margin Loan Securities.

“Commitment” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans hereunder.

“Commitment Amount” means, with respect to each Bank having a commitment to make Loans, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto (as such Schedule may be amended and in effect from time to time), as such amount may be reduced from time to time pursuant to Sections 2.10 or 9.06(c), increased from time to time pursuant to Section 9.06(c), or created or increased pursuant to Section 2.11.

“Commitment Percentage” means, with respect to each Bank, the ratio of such Bank’s Commitment Amount to the Aggregate Commitment Amount expressed as a percentage. The Commitment Percentage of each Bank as of the date set forth on Schedule 1 attached hereto is as set forth opposite the name of such Bank on Schedule 1 attached hereto.

“Confidential Material” has the meaning set forth in Section 9.09.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 8.04 and other technical, administrative or operational matters) that the Operations Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Operations Agent in a manner substantially consistent with market practice (or, if the Operations Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Operations Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Operations Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents)

“Control Affiliate” of a Person means (a) any other Person directly or indirectly owning, controlling or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

“Conversion Request” means a notice given by the Borrower to the Operations Agent of the Borrower’s election to convert or continue a Loan in accordance with Section 2.16.

“Covered Person” has the meaning set forth in Section 9.03.

“Cure Time” has the meaning set forth in Section 2.12(f).

“Custodian” means the entity which, on the Effective Date, acts as the Borrower’s custodian for purposes of Section 17(f) of the Investment Company Act.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Operations Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Operations Agent decides that any such convention is not administratively feasible for the Operations Agent, then the Operations Agent may establish another convention in its reasonable discretion.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable in accordance with customary practices, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with generally accepted accounting principles, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed or Guaranteed by such Person, (f) all obligations of such Person under Guarantees, all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, or other similar obligations, (g) all obligations of such Person in respect of judgments, (h) all obligations of such Person in respect of banker’s acceptances and under reverse repurchase agreements, and (i) all obligations of such Person in respect of Financial Contracts, and (i) all obligations that are senior securities for purposes of the Investment Company Act.

“Debtor Relief Laws” means the Bankruptcy Code of the United States (the “Bankruptcy Code”), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any condition or event which, with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Delinquent Bank” has the meaning set forth in Section 8.06(a).

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Lending Office” means, initially the office of each Bank designated as such in Schedule 1 hereto; thereafter such other office of such Bank, if any, located within the United States that will be making or maintaining Loans.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01.

“Eligible Equity Securities” means Equity Securities which (a) have a Value of at least $10.00 per share, (b) are traded on the New York or American Stock Exchange or the NASDAQ National Market System, (c) constitute Margin Stock, and (d) are not subject to any Adverse Claims and in which the Operations Agent, for the benefit of itself and the Banks, has a valid and perfected first priority security interest.

“Eligible Government Securities” means Government Securities which are not subject to any Adverse Claims and in which the Operations Agent, for the benefit of itself and the Banks, has a valid and perfected first priority security interest.

“Eligible Margin Loan Securities” means an interest in securities so long as (a) such security is liquid and readily-marketable and such security is customarily sold on a recognized market or subject to widely distributed standard price quotations; and (b) such interest is credited to the Account and otherwise constitutes an Account Asset (provided, the provisions of clause (b) shall not be required with respect to the redemption by the Borrower of its own securities). Illiquid assets, distressed assets or assets subject to reverse repurchase agreements, dollar rolls, securities lending transactions or other Financial Contracts or otherwise subject to any Liens or otherwise segregated shall not be considered Eligible Margin Loan Securities.

“Equity Securities” means Eligible Margin Loan Securities which consist of common and preferred stock, warrants, membership interests or partnership interests, equity interests in trusts, partnerships, limited liability companies, joint ventures or similar enterprises and depositary receipts.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means, with respect to the Borrower, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Erroneous Payment” has the meaning set forth in Section 7.14(a).

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 7.14(d).

“Erroneous Payment Impacted Class” has the meaning set forth in Section 7.14(d).

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 7.14(d).

“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 7.14(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Executive Order” has the meaning set forth in Section 4.14.

“Failure” has the meaning set forth in Section 8.06(b).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof (provided such regulations or official interpretations are substantively comparable and not materially more onerous to comply with) and any agreement entered into pursuant to section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate per annum calculated by the FRBNY, based on the prior day’s overnight federal funds transactions (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the federal funds effective rate (which rate is, in general, published by the FRBNY on such day for the prior FRBNY Business Day), provided that if such day is not a Fed Funds Business Day, then the Federal Funds Effective Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day and (b) 0%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fed Funds Business Day” means any day upon which overnight federal funds transactions are conducted.

“Financial Contract Liability” means, at any time, the net amount, if any, that a Person would be obligated, in accordance with each Financial Contract to which such Person is a party, to pay to the relevant counterparty thereto if such Financial Contract and all transactions thereunder terminated at such time in accordance therewith on a complete no-fault basis (including, without limitation, any such amounts that would not be recorded as a liability under generally accepted accounting principles, such as fees payable upon early termination of a Financial Contract).

“Financial Contracts” means option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, foreign currency contracts, repurchase agreements, reverse repurchase agreements, mortgage rolls, credit-linked notes, indexed securities, collateralized debt obligations, firm and standby commitment agreements, securities lending agreements, when-issued contracts and securities, swap, swaption, floor, cap, or collar agreements, other similar arrangements and other obligations that would be, but for the segregation of assets thereof, senior securities for purposes of the Investment Company Act.

“Floor” means a rate of interest equal to 0%.

“Foreign Assets Control Regulations” has the meaning set forth in Section 4.14.

“Foreign Bank” means any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fourth Amendment Effective Date” means October 31, 2019.

“FRBNY” means the Federal Reserve Bank of New York, or any successor thereto that publishes the Federal Funds Effective Rate.

“FRBNY Business Day” shall mean each business day that is not included in the

FRBNY’s holiday schedule.

“Government” means, with respect to any sovereignty, the government or any agency or instrumentality thereof.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing, with all Authorities.

“Government Securities” means Eligible Margin Loan Securities which are “government securities” (as defined in the Investment Company Act), which for the purposes hereof shall include any securities issued or guaranteed as to principal or interest by the Government of the United States.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Illiquid Asset” means as of any date, any asset (i) for which there is no established public or private institutional trading market, such that such asset may be reasonably expected to be sold in such market within seven (7) days in the ordinary course of business at a price approximating the Asset Value of such asset on such date, subject only to fluctuations in the market price therefor, (ii) the fair market value of which is not readily ascertainable from recognized independent sources in the market for such assets or (iii) otherwise classified as an “illiquid security” by the Borrower or the Investment Adviser.

“Increase Notice” has the meaning set forth in Section 2.11.

“Interest Payment Date” means (a) as to any Base Rate Loan, the fifteenth day of the calendar month with respect to interest accrued during the immediately preceding calendar month, including, without limitation, the calendar month which includes the Borrowing Date of such Base Rate Loan, as the case may be; and (b) as to any Term SOFR Loan, the last day of the Interest Period for such Term SOFR Loan.

“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the numerically corresponding day in the calendar month that is one month thereafter (subject to the availability thereof), as specified in the applicable Notice of Borrowing; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Termination Date and (iv) no tenor that has been removed from this definition pursuant to Section 8.05(d) shall be available for specification in such Notice of Borrowing. For purposes hereof, the date of a Loan or borrowing initially shall be the date on which such Loan or borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or borrowing.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Investment Adviser” means BAMCO, Inc., a New York corporation.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Investment Policies and Restrictions” means, with respect to the Borrower, the provisions dealing with investment objectives, investment policies, distributions, and investment restrictions, as set forth in the Borrower’s Prospectus in effect on the Effective Date, as modified as permitted under this Agreement.

“Joining Bank” has the meaning set forth in Section 2.10(d)(i) hereof.

“Key Personnel” means David Baron, Michael Baron, Cliff Greenberg, Rachel Stern and Andrew Peck.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Authority, in each case whether or not having the force of law.

“Liabilities” has the meaning set forth in Section 7.05.

“Lien” means any mortgage, lien, pledge, charge, security interest (statutory or other) or encumbrance of any kind in respect of such asset, or any preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, (x) any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing and (y) the segregation of an asset or the deposit of such asset to satisfy Financial Contract Liabilities, margin or other requirements), including any agreement (other than the Loan Documents) preventing a Person from encumbering such asset.

“Loans” means the revolving credit loans made or to be made by the Banks pursuant to Section 2.01.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, the fee agreement (if any) described in Section 2.07(d) hereof, and any and all other documents and instruments required to be delivered pursuant to this Agreement, in each case as amended and in effect from time to time.

“Margin Call Notice” has the meaning set forth in Section 2.12(f).

“Margin Loan Collateral Value” means, at any time, an amount equal to (a) the Share Value of the following assets, so long as each such asset constitutes Cash or is otherwise an Eligible Margin Loan Security, multiplied by (b) the applicable advance rate for such asset set forth below:

(i)	100% of Cash;

(ii)	95% of Eligible Government Securities; and

(iii)	50% of Eligible Equity Securities;

provided, that:

(i) if the securities issued or Guaranteed by or owing from any one Person (other than Eligible Government Securities) constitutes more than 10% of the Margin Loan Collateral Value, the amount of such excess shall not be included in the calculation of the Margin Loan Collateral Value;

(ii) there shall not be included in the calculation of the Margin Loan Collateral Value any Eligible Government Security with respect to which a default in the payment of principal or interest has occurred and has not been cured;

(iii) no asset shall be included in the calculation of the Margin Loan Collateral Value if it (A) constitutes an Illiquid Asset, (B) constitutes an asset which is the subject of a reverse repurchase agreement, dollar roll, securities lending transaction or other Financial Contract or otherwise segregated to satisfy any obligations with respect thereto, or (C) is not permitted to be purchased by the Borrower in accordance with the Prospectus; and

(iv) the Margin Loan Collateral Value for item (iii) above shall not exceed the “good faith loan value” thereof within the meaning of Regulation U as of the relevant date of determination,

provided, further, for the avoidance of doubt, in no event shall any Illiquid Asset be included in the calculation of the Margin Loan Collateral Value.

“Margin Loan Collateral Value Report” means a Margin Loan Collateral Value Report for the Borrower signed by an Authorized Officer of the Borrower and in substantially in the form of Exhibit B attached hereto.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse effect on the ability of the Borrower to fully perform its obligations under this Agreement or any of the other Loan Documents, (b) an adverse effect on the Operations Agent’s right, title and interest, on behalf of itself and the Banks, in the collateral pledged to it pursuant to the Security Documents, or on the rights and remedies of the Operations Agent or any Bank under this Agreement or under any of the other Loan Documents, (c) a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents, (d) a material adverse effect on the business, financial position, condition, operations, assets or properties of the Borrower or the Investment Adviser, or (e) a Default or an Event of Default.

“Maximum Permitted Borrowing” means, at any time of determination, an amount equal to the least of:

(a) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to Applicable Law, including the Investment Company Act,

(b) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings adopted by the Borrower in its Prospectus or elsewhere,

(c) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to any agreements with any Government Authority, and

(d) the maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.16 or 5.17,

in each case, as in effect at the time of determination.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Ninth Amendment Effective Date” means October 26, 2023.

“Non-Eligible Margin Loan Securities” means any asset of the Borrower (other than Cash and Cash Equivalents) which is not an Eligible Margin Loan Security, provided, such assets shall otherwise constitute an Account Asset.

“Notes” means promissory notes of the Borrower, substantially in the form of Exhibit A attached hereto, and “Note” means any one of such promissory notes issued hereunder.

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Obligations” means all indebtedness, obligations and liabilities of the Borrower to any of the Banks or the Operations Agent, existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans to the Borrower or any of the Notes or other instruments at any time evidencing any thereof and including, without limitation, Erroneous Payment Subrogation Rights.

“Operations Agent” means State Street acting as Operations Agent for the Banks.

“Overnight Bank Funding Rate” means, for any day, the greater of (a) the rate per annum calculated by the FRBNY, based on the prior day’s overnight federal funds transactions,

eurodollar transactions, and certain reported domestic deposits (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the overnight bank funding rate (which rate is, in general, published by the FRBNY on such date for the prior FRBNY Business Day), provided that if such day is not a Fed Funds Business Day, then the Overnight Bank Funding Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day, and (b) 0%.

“Participant” has the meaning set forth in Section 9.06(b).

“Payment Recipient” has the meaning set forth in Section 7.14(a).

“Periodic Term SOFR Determination Date” has the meaning specified in the definition of “Term SOFR”.

“Person” means an individual, a corporation (or series thereof), a partnership, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pricing Service” means FT Interactive Data Corporation or any other independent pricing service that is approved by the Operations Agent in writing.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than any Authority) including, without limitation, those of shareholders and creditors and those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Prospectus” means, with respect to the Borrower, the prospectus dated April 30, 2007 and filed with the SEC as a part of the Trust’s registration statement on Form N-1A, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information included in such registration statement, and all supplements, amendments and modifications thereto as of the Effective Date, and as further supplemented, amended or modified in accordance with Applicable Law, including, without limitation, the Securities Act and the Investment Company Act.

“Rate Reset Date” has the meaning set forth in Section 2.06(f) hereof.

“Rate Reset Notice” has the meaning set forth in Section 2.06(f) hereof.

“Rate Resets” has the meaning set forth in Section 2.06(f) hereof.

“Reducing Bank” has the meaning set forth in Section 2.10(c) hereof.

“Reduction Amount” has the meaning set forth in Section 2.10(c) hereof.

“Reduction Date” has the meaning set forth in Section 2.10(c) hereof.

“Reduction Notice” has the meaning set forth in Section 2.10(c) hereof.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Representatives” has the meaning set forth in Section 9.09.

“Requested Reduction Amount” has the meaning set forth in Section 2.10(c) hereof.

“Required Banks” means at any time, if there is more than one Bank, at least two Banks (or if there is only one Bank or there are only two Banks and one Bank is a Delinquent Bank, then one Bank) holding at least a majority of the aggregate unpaid principal amount of the Loans at such time; and if no principal is outstanding, if there is more than one Bank, at least two Banks (or if there is only one Bank or there are only two Banks and one Bank is a Delinquent Bank, then one Bank) having at least a majority of the Aggregate Commitment Amount then in effect; provided, however, that for purposes of determining Required Banks, the Commitment Amount or Loans, as the case may be, of each Delinquent Bank (including, without limitation, its Commitment Amount and Loans) shall be disregarded for so long as such Bank remains a Delinquent Bank.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) the declaration or payment of any distribution or dividends (other than distributions payable solely in shares of beneficial interest in the Borrower) on, or the payment on account of, or the setting apart of assets for the purchase, redemption, retirement, acquisition, cancellation or termination of, any shares of beneficial interests in the Borrower, including, without limitation, all common and preferred shares, whether now or hereafter outstanding, either directly or indirectly, whether in cash, property or in obligations of the Borrower, and (b) the payment of fees and expenses to the Investment Adviser or any Affiliate of the Investment Adviser as compensation for the provision of managerial, administrative services or otherwise.

“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Sanctions” has the meaning set forth in Section 4.15.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

“Security Agreement” means that certain Third Amended and Restated Security Agreement, dated as of the Ninth Amendment Effective Date, among the Borrower and the Operations Agent, on behalf of itself and the Banks, as the same may be amended, restated, modified or supplemented from time to time.

“Security Documents” means, collectively, the Security Agreement and all other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to the Security Agreement or under Applicable Law.

“Senior Securities Representing Indebtedness” has the meaning set forth in Section 18(g)

of the Investment Company Act.

“Sixth Amendment Effective Date” means November 24, 2020.

“Share Value” means, for each Eligible Margin Loan Security at any relevant time of determination, (a) to the extent such Eligible Margin Loan Security constitutes Margin Stock, the “current market value” thereof within the meaning of Regulation U as of such time and (b) to the extent such Eligible Margin Loan Security does not constitute Margin Stock, the current market value thereof as determined by the Operations Agent as of such relevant date of determination (which determination may be made by reference to such security’s “current market value” as defined in Regulation U, its “Value” as defined in Section 2(a)(41) of the Investment Company Act, or otherwise as reasonably determined by the Operations Agent, with the Operations Agent calculating such value in good faith (including, without limitation, using quotations received from pricing services, independent dealers or closing prices established on a public trading market)).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Specified Termination Date” has the meaning set forth in Section 2.10(b) hereof.

“State Street” means State Street Bank and Trust Company, a Massachusetts trust company.

“Subsidiary” of the Borrower means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

“Substitute Bank” has the meaning set forth in Section 2.10(d)(i) hereof.

“Tenth Amendment Effective Date” means September 10, 2024.

“Terminating Bank” has the meaning set forth in Section 2.10(b) hereof.

“Termination Date” means the Specified Termination Date on which the Commitments of those Banks still remaining in effect at such time are terminated in full pursuant to Section 2.10 hereof (without replacement pursuant to Section 2.10 hereof) such that the aggregate Commitment Amount has been reduced to zero, or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof.

“Termination Notice” has the meaning set forth in Section 2.10(b) hereof.

“Term SOFR” means

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means a percentage equal to .10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Operations Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (b)(iii) of the definition of “Base Rate”.

“Third Amendment Effective Date” means November 1, 2018.

“Total Assets” means, at any date, all assets of the Borrower which in accordance with generally accepted accounting principles would be classified as assets upon a balance sheet of the Borrower prepared as of such date, valued in accordance with the methods and procedures described in the Borrower’s Prospectus, provided, however, that Total Assets shall not include (a) equipment, (b) securities owned by the Borrower which are in default, (c) deferred organizational and offering expenses, and (d) any asset which is not subject to a first priority perfected security interest in favor of the Operations Agent for the benefit of the Operations Agent and the Banks or is otherwise subject to any Adverse Claim.

“Total Liabilities” means, at any date, all liabilities of the Borrower which in accordance with generally accepted accounting principles would be classified as liabilities upon a balance sheet of the Borrower prepared as of such date plus, without duplication, the aggregate amount of the Borrower’s Debt and Financial Contract Liability.

“Trading With the Enemy Act” has the meaning set forth in Section 4.14.

“Trust” means Baron Select Funds, a Delaware statutory trust.

“Type” means, as to any Loan, its nature as a Base Rate Loan or a Term SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Value” has the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Banks hereunder.

SECTION 1.03. Rates. The Operations Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Operations Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR Term SOFR any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Operations Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE CREDIT

SECTION 2.01. Commitments to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to make loans to the Borrower, and the Borrower may borrow, repay and reborrow from time to time during the Revolving Credit Period, upon notice by the Borrower to the Operations Agent given in accordance with Section 2.02 hereof, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts outstanding and all amounts requested) at any one time equal to such Bank’s Commitment Amount, provided that the aggregate principal amount of all Loans outstanding (after giving effect to all amounts requested) (i) shall not at any time exceed the lesser or (A) the Margin Loan Collateral Value and (B) the Aggregate Commitment Amount, (ii) shall not cause the Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Permitted Borrowing, and (iii) shall not cause, either before or after giving effect to all amounts requested hereunder, a Collateral Shortfall to exist, in each case in effect at such time and provided, further, that the aggregate principal amount of all Loans outstanding (after giving effect to all amounts requested) (i) shall not exceed at any time the Maximum Loan Collateral Value, and (ii) shall not cause the Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Permitted Borrowing, in each case in effect at such time. Each Borrowing of a Loan under this Section 2.01 shall be in an aggregate principal amount of not less than $500,000 or a larger whole multiple of $500,000 and shall be made from the several Banks pro rata in accordance with each Bank’s Commitment Percentage. Each Loan shall mature and become due and payable as provided in Section 2.05.

SECTION 2.02. Notice of Borrowings. To request a Loan, the Borrower shall give the Operations Agent a notice substantially in the form of Exhibit C attached hereto (a “Notice of Borrowing”) not later than (a) in the case of a Base Rate Loan, 12:00 noon (Boston time) (or telephonic notice not later than 12:00 noon (Boston time) confirmed in a writing substantially in the form of Exhibit C attached hereto not later than 1:00 p.m. (Boston time)) on the proposed Borrowing Date of any Base Rate Loan; and (b) in the case of a Term SOFR Loan, 12:00 noon (Boston time) (or telephonic notice not later than 12:00 noon (Boston time) confirmed in a writing substantially in the form of Exhibit C attached hereto not later than 1:00 p.m. (Boston time)) (3) U.S. Government Securities Business Days prior to the proposed Borrowing Date of any Term SOFR Loan, each such Notice of Borrowing appropriately completed concerning such Borrowing. Each such notice shall specify (i) the principal amount of the Loan requested; (ii) the proposed Borrowing Date of such Loan; (iii) the Interest Period for such Loan and (iv) the Type of such Loan. Each Notice of Borrowing or oral request shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 3.02 (and, in the case of the initial Loan to be made hereunder, Section 3.01) have been satisfied on the date of such notice and will be satisfied on the Borrowing Date. Such Notice of Borrowing or oral request shall not thereafter be revocable and shall obligate the Borrower to accept the Loan requested from the Banks on the Borrowing Date.

SECTION 2.03. Funding of Loans. (a) Upon receipt of a Notice of Borrowing or an oral request for a Borrowing in accordance with Section 2.02, the Operations Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (based on Commitment Percentages) of such Borrowing.

(b) Not later than 2:00 p.m. (Boston time) on the Borrowing Date of each Borrowing of a Loan, each Bank shall (except as provided in clause (c) of this Section) make available its share such Borrowing, in Federal or other funds immediately available in Boston, to the Operations Agent at its address referred to in Section 9.01. Unless the Operations Agent determines that any applicable condition specified in Article III has not been satisfied, the Operations Agent will make State Street’s share of such Borrowing and the funds so received from the other Banks available to the Borrower at the Operations Agent’s aforesaid address. The failure or refusal of any Bank to make available to the Operations Agent as provided herein its share of any Borrowing of a Loan shall not relieve any other Bank from its several obligations hereunder. Unless the Operations Agent determines that any applicable condition specified in Article III has not been satisfied, the Operations Agent will make such Borrowing available to the Borrower at the Operations Agent’s aforesaid address.

(c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Operations Agent as provided in clause (b) of this Section or remitted by the Borrower to the Operations Agent as provided in Section 2.12, as the case may be.

(d) Unless the Operations Agent shall have received notice from a Bank prior to when the Operations Agent makes a Borrowing of a Loan available that such Bank will not make available to the Operations Agent such Bank’s share of such Borrowing, the Operations Agent may assume that such Bank has made such share available to the Operations Agent on such Borrowing Date in accordance with clause (b) of this Section and the Operations Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Operations Agent, such Bank and the Borrower severally agree to repay to the Operations Agent, within three (3) days after demand by the Operations Agent, such amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Operations Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Operations Agent such amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.

SECTION 2.04. Loan Accounts; Notes; Records. The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank and by the Operations Agent in the ordinary course of business. The Borrower irrevocably authorizes each Bank and the Operations Agent to make or cause to be made, at or about the date of each Loan to the Borrower or at or about the time of receipt of any payment of principal of each such Loan, an appropriate notation on its accounts or records, including computer records, reflecting the making of such Loan or, as the case may be, the receipt of such payment. The accounts or records maintained by the Operations Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations of the Borrower. In the event of any conflict between the accounts and records maintained by any Bank and the accounts and records of the Operations Agent in respect of such matters, the accounts and records of the Operations Agent shall control in the absence of manifest error. Upon the request of any Bank made through the Operations Agent, the Borrower shall execute and deliver to such Bank (through the Operations Agent) a Note, which shall evidence such Bank’s Loans to the Borrower in addition to such accounts or records. Each Bank may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

SECTION 2.05. Maturity of Loans. Each Loan owing to any Bank shall mature, and the principal amount thereof shall be due and payable to such Bank, on the earliest to occur of (i) such Bank’s Specified Termination Date and (ii) the Termination Date, together with any and all accrued and unpaid interest thereon. The Borrower promises to pay on such date, and there shall become absolutely due and payable on such date, all of the Loans made to the Borrower outstanding to such Bank on such date, together with all accrued and unpaid interest thereon and other amounts outstanding hereunder.

SECTION 2.06. Interest Rates. (a) Subject to clause (b) of this Section 2.06, (i) each Loan which is a Base Rate Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the Borrowing Date up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Base Rate as in effect from time to time; and (ii) each Loan which is a Term SOFR Loan shall bear interest on the outstanding principal amount thereof for the period commencing on the Borrowing Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of 0.85% above Adjusted Term SOFR determined for such Interest Period. The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto and at the maturity of such Loan.

(b) Any overdue principal of (whether at stated maturity, by acceleration or otherwise) and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder shall bear interest, compounded monthly and payable on demand, for each day from and including the date payment thereof was due (whether at stated maturity, by acceleration or otherwise) through and including the date of actual payment, at a rate per annum equal to the sum of two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). During the continuance of a Default or an Event of Default, the principal of the Loans which are not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Required Banks pursuant to Section 9.05, bear interest at a rate per annum equal to the greater of (i) two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to clause (a) of this Section 2.06 and (ii) the rate of interest applicable to overdue principal.

(c) The Operations Agent shall determine the interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive and binding for all purposes in the absence of manifest error.

(d) Notwithstanding the foregoing, in no way shall the interest rate exceed the maximum rate permitted by applicable law.

(e) In connection with the use or administration of Term SOFR, the Operations Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Operations Agent will promptly notify the Borrower and the Banks of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(f) Notwithstanding anything to the contrary contained herein, the Borrower agrees that at any time after the one year anniversary of the Tenth Amendment Effective Date, the

Operations Agent may send the Borrower a notice that the Banks have elected to effect a change in the Commitment Fee, the interest rates being charged on the Loans hereunder, or both (such notice, a “Rate Reset Notice”) and any changes to the Commitment Fee and/or the interest rates provided for in such notice, the “Rate Resets”). All applicable Rate Resets provided for in such Rate Reset Notice shall automatically and without further action become effective, and this Agreement shall be deemed to be amended to reflect such changes, on the 90th day after the date of such Rate Reset Notice (such date, the “Rate Reset Date”). The parties agree that the Operations Agent shall only be permitted to send one Rate Reset Notice within any 360 day period of time

SECTION 2.07. Fees. (a) During the Revolving Credit Period, the Borrower shall pay to the Operations Agent for the account of each Bank a commitment fee (the “Commitment Fee”) at the rate of (i) 0.15% per annum on the daily amount by which the aggregate amount of such Bank’s Commitment Amount exceeded the aggregate outstanding principal amount of the Loans made by such Bank (the “Daily Unused Amount”) to the extent such Daily Unused Amount is less than or equal to 50% of such Bank’s Commitment Amount; and (ii) 0.25% per annum on the Daily Unused Amount to the extent such Daily Unused Amount is greater than 50% of such Bank’s Commitment Amount.

(b) Such Commitment Fee shall accrue from and including the Effective Date to but excluding the Termination Date. Accrued commitment fees shall be due and payable quarterly in arrears on the fifteenth day of each January, April, July and October for the immediately preceding calendar quarter ended prior to such applicable date, commencing on the first such day after the Effective Date, and on the Termination Date.

(c) The Borrower shall pay to the Operations Agent on the Tenth Amendment Effective Date, and each anniversary thereof, for the pro rata accounts of the Banks based on each Bank’s Commitment Percentage at the time of such payment, a non-refundable upfront fee in the amount of five (5) basis points on the applicable Aggregate Commitment Amount.

(d) The Borrower shall pay to the Operations Agent for its own account, annually in advance on the Effective Date and on each anniversary thereof during the term of this Agreement, a non-refundable fee (if any) as agreed upon separately by the Borrower and the Operations Agent.

SECTION 2.08. Reserved.

SECTION 2.09. Reserved.

SECTION 2.10. Termination or Reduction of Commitments. (a) During the Revolving Credit Period, the Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to the Operations Agent, (i) terminate or reduce in full the Commitments at any time, or (ii) reduce from time to time the Aggregate Commitment Amount by an aggregate amount of at least $5,000,000 or integral multiple thereof, whereupon the Commitment Amounts of each of the Banks shall be reduced pro rata in accordance with their Commitment Percentage of the amount specified in such notice or, as the case may be, each

Bank’s Commitment shall be terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section, the Operations Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Operations Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued and unpaid on the amount of the reduction. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. No reduction in the Commitment Amounts or termination of the Commitments may be reinstated.

(b) Each Bank’s Commitment shall permanently reduce to $0 and each Bank’s Commitment shall terminate on the Termination Date. Notwithstanding anything to the contrary contained herein, each Bank shall have the right at any time to elect to terminate its Commitment in full upon prior written notice to the Borrower and the Operations Agent thereof (such notice being hereinafter referred to as a “Termination Notice”; any Bank so delivering a Termination Notice in accordance with the provisions of this Section 2.10(b) shall hereinafter be referred to as a “Terminating Bank”). The Commitment of such Terminating Bank shall automatically terminate in full, and the Commitment of such Bank shall permanently reduce to $0, on the date (with respect to such Bank, its “Specified Termination Date”) which is the earlier of (x) the 180th day after the date of such Termination Notice and (y) a date selected by the Borrower by written notice to the Operations Agent and agreed to by the Operations Agent, such agreement not to be unreasonably withheld. In accordance with Section 2.05 hereof, the Borrower promises to pay each Terminating Bank on the earlier of (x) such Bank’s Specified Termination Date or (y) the Termination Date, and there shall become absolutely due and payable on such date, the aggregate principal amount of all Loans outstanding to such Terminating Bank on such date, together with any and all accrued and unpaid interest thereon and all other amounts outstanding hereunder (including, without limitation, the commitment fee owing to such Terminating Bank) and owing to such Terminating Bank as of such date. No payment made in accordance with this Section 2.10(b) shall be subject to or be deemed to be in violation of Section 2.13, provided, to the extent there is more than one Terminating Bank requiring repayment on the same date, such payments shall be applied pro rata to all such Terminating Banks.

(c) Each Bank shall have the right at any time to elect to reduce its Commitment in part upon prior written notice to the Borrower and the Operations Agent thereof specifying the amount of such reduction (the “Requested Reduction Amount”; such a notice being hereinafter referred to as a “Reduction Notice”; any Bank so delivering such a Reduction Notice shall hereinafter be referred to as a “Reducing Bank”). The Commitment of such Reducing Bank shall automatically reduce on the date (the “Reduction Date”) which is the earlier of (x) the 180th day from the date of such Reduction Notice and (y) a date selected by the Borrower by written notice to the Operations Agent and agreed to by the Operations Agent, such agreement not to be unreasonably withheld, by an amount (a “Reduction Amount”) equal to the greater of (i) the Requested Reduction Amount and (ii) an amount selected by the Borrower in the written notice to the Operations Agent; it being understood that (I) the Borrower shall have the right to permanently reduce or terminate such Reducing Bank’s Commitment Amount in full or in part at any time after delivery of the Reduction Notice and prior to the Reduction Date and (II) nothing in this Section 2.10(c) shall limit the Borrower’s right to reduce the aggregate Commitment Amount or terminate the Commitments pursuant to and in accordance with the terms of Section 2.10(a) hereof. The Borrower promises to pay to each Reducing Bank on the applicable

Reduction Date, and there shall become absolutely due and payable on each such date, the portion of the aggregate principal amount of all Loans outstanding to such Reducing Bank, together with any and all accrued and unpaid interest thereon, which exceeds such Reducing Bank’s new Commitment (immediately after giving effect to the reduction by the Reduction Amount on such date); provided that if the Borrower elects to reduce the Commitment Amount of a Reducing Bank to $0 by terminating such Reducing Bank’s Commitment in full, the Borrower promises to pay to such Reducing Bank on the applicable Reduction Date, and there shall become absolutely due and payable on such date, the aggregate principal amount of all Loans outstanding to such Reducing Bank, together with any and all accrued and unpaid interest thereon and all other amounts outstanding hereunder and owing to such Reducing Bank as of such date. No payment made in accordance with this Section 2.10(c) shall be subject to or be deemed to be in violation of Section 2.13, provided, to the extent there is more than one Terminating Bank requiring repayment on the same date, such payments shall be applied pro rata to all such Terminating Banks

(d) (i) To the extent any Bank delivers a Termination Notice pursuant to Section 2.10 (b) hereof or a Reduction Notice pursuant to Section 2.10(c) hereof, so long as no Default or Event of Default has occurred and is continuing, the Borrower may, upon prior written notice to the Operations Agent, such Terminating Bank or Reducing Bank, as applicable, request that one or more Assignees (each, a “Joining Bank”) and/or existing Banks (each such existing Bank or Joining Bank, a “Substitute Lender”) assume all or any portion of the Commitment of such Terminating Bank or Reducing Bank, as applicable. Each Terminating Bank or Reducing Bank, as the case may be, agrees that, should it be identified for replacement prior to its Specified Termination Date or Reduction Date, as applicable, pursuant to this Section 2.10(d)(i), it will promptly execute and deliver all documents and instruments reasonably required by the Borrower and/or the Operations Agent to assign the relevant portion such Terminating Bank’s or Reducing Bank’s Loans and Commitment to the applicable Substitute Bank on the applicable Specified Termination Date or Reduction Date, as applicable. The parties hereto hereby acknowledge and agree that no existing Bank shall be obligated to assume any portion of the Commitment of a Terminating Bank or Reducing Bank hereunder, and any election to do so shall be in the sole and absolute discretion of such Bank.

(ii) In the event that any Terminating Bank was not replaced pursuant to Section 2.10(d)(i) hereof prior to its Specified Termination Date, so long as no Default or Event of Default has occurred and is continuing, the Borrower may, at any time prior to the Termination Date, with prior written notice to the Operations Agent, request that one or more Substitute Banks (x) in the case of Joining Banks, join this Agreement as Banks with Commitments and/or (y) in the case of existing Banks, increase their existing Commitment Amount, in an aggregate Commitment Amount of up to the applicable Commitment Amount of such Terminating Bank immediately prior to the applicable Specified Termination Date. In the event that Commitments of any Reducing Bank equal to the applicable Reduced Amounts were not replaced with Commitments of Substitute Banks pursuant to Section 2.10(d)(i) hereof prior to the applicable Reduction Date, so long as no Default or Event of Default has occurred and is continuing, the Borrower may, at any time prior to the Termination Date, with prior written notice to the Operations Agent, request that one or more Substitute Banks (x) in the case of Joining Banks, join this Agreement as Banks with Commitments and/or (y) in the case of existing Banks, increase their existing Commitment Amount, in an aggregate Commitment of up to the applicable Reduction Amounts. Each Joining Bank shall be required to execute and deliver to the Operations Agent such joinder documents as the Operations Agent shall reasonably require. The parties hereto hereby acknowledge and agree that no existing Bank shall be obligated to assume any portion of the Commitment Amount of a Terminating Bank or Reducing Bank hereunder, and any election to do so shall be in the sole and absolute discretion of such Bank.

SECTION 2.11. Increase in Commitments. (a) Provided there exists no Default or Event of Default, upon at least ten (10) Business Days’ prior written notice to the Operations Agent (who shall promptly notify the Banks) as described below, the Borrower may from time to time increase the Aggregate Commitment Amount, provided that (i) any such increase shall be in a minimum amount of $5,000,000, (ii) the Borrower may make a maximum of five (5) such increases and (iii) after giving effect to all such increases, the Aggregate Commitment Amount shall not exceed $1,500,000,000. Each such notice (an “Increase Notice”) shall specify (A) each Bank that has agreed to increase its Commitment Amount and each such Bank’s Commitment Amount after giving effect to such increase, (B) each Assignee that has agreed to become a “Bank” under this Agreement and the proposed Commitment Amount of each such Assignee, (C) the Aggregate Commitment Amount after giving effect to the proposed Commitment Amounts of the Assignees and the increased Commitment Amounts of the Banks that have agreed to increase their Commitment Amounts, and (D) the proposed effective date of such increase in the Aggregate Commitment Amount (the “Increase Effective Date”). Each Assignee identified in an Increase Notice pursuant to clause (B) of the preceding sentence must be approved by the Operations Agent prior to the delivery of such Increase Notice.

(b) As a condition precedent to any increase in the Aggregate Commitment Amount pursuant to this Section 2.11:

(i) each Assignee that has agreed to become a Bank under this Section 2.11 shall execute and deliver a joinder agreement in form and substance satisfactory to the Operations Agent and its counsel;

(ii) the Borrower shall deliver to the Operations Agent a certificate dated as of the Increase Effective Date (with sufficient copies for each Bank) signed by an Authorized Officer of the Borrower (A) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase and (B) certifying that, before and after giving effect to such increase, (1) the representations and warranties made by the Borrower in this Agreement and in each of the other Loan Documents are true and correct on and as of the Increase Effective Date, and with the same force and effect as it made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (2) no Default or Event of Default exists;

(iii) the Borrower shall have delivered to the Operations Agent a Note in favor of each Bank that has agreed to increase its Commitment Amount and each Assignee that has agreed to become a Bank under this Agreement that reflects such Person’s increased Commitment Amount or Commitment Amount, as the case may be; and

(iv) counsel to the Borrower shall have provided the Operations Agent a supplemental opinion addressing the same matters as were covered by the opinion previously delivered by such counsel in connection with this Agreement and in form and substance satisfactory to the Operations Agent.

(c) The Borrower shall prepay any Loans outstanding to it (together with any amounts required by Section 8.04) on the Increase Effective Date to the extent necessary to keep the outstanding Loans ratable with any revised Commitment Percentages arising from any nonratable increase in the Commitments Amounts under this Section.

(d) No Bank shall have any obligation to increase its Commitment Amount at the request of the Borrower.

(e) This Section shall supersede any provisions of Sections 9.05 or 9.06 to the contrary.

SECTION 2.12. Optional and Mandatory Prepayments; Collateral Shortfall; Limitations on Withdrawals. (a) The Borrower may, upon at least one (1) Business Day’s prior written notice to the Operations Agent (which notice shall not thereafter be revocable by the Borrower), prepay any Loans in whole at any time, or from time to time in part in an aggregate principal amount not less than $500,000 and in larger whole multiples of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment plus, to the extent any Term SOFR Loan is prepaid prior to the last day of the Interest Period relating thereto, those amounts required by Section 8.05. Each such optional prepayment on the Loans shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

(b) Upon receipt of a notice of prepayment pursuant to clause (a), the Operations Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment, if any.

(c) If at any time the aggregate principal amount of the Borrower’s outstanding Debt exceeds the Maximum Permitted Borrowing, the Borrower immediately shall prepay such principal amount of the Loans, if any are outstanding (together with accrued interest thereon), as may be necessary so that after such prepayment the aggregate principal amount of the Borrower’s outstanding Debt does not exceed the Maximum Permitted Borrowing, plus, to the extent any Term SOFR Loan is prepaid prior to the last day of the Interest Period relating thereto, those amounts required by Section 8.04. All such payments made under this Section 2.12(c) shall be treated as a prepayment and shall be applied to the Loans in the manner set forth in Section 2.12(a) hereof.

(d) If at any time (i) the aggregate principal amount of all Loans outstanding exceeds the Aggregate Commitment Amount or (ii) the aggregate principal amount of all Loans made by any Bank exceeds the Commitment Amount of such Bank, the Borrower shall immediately prepay such principal amount of the Loans (together with accrued interest thereon), as may be necessary to eliminate such excess, plus, to the extent any Term SOFR Loan is prepaid prior to the last day of the Interest Period relating thereto, those amounts required by Section 8.04.

(e) If at any time the aggregate principal amount of all Loans outstanding exceeds the Margin Loan Collateral Value, the Borrower shall, within five (5) Business Days, prepay such principal amount of the Loans (together with accrued interest thereon), as may be necessary so that after such prepayment the aggregate principal amount of all Loans outstanding does not exceed the Margin Loan Collateral Value, plus, to the extent any Term SOFR Loan is prepaid prior to the last day of the Interest Period relating thereto, those amounts required by Section 8.05. All such payments made under this Section 2.12(e) shall be treated as a prepayment and shall be applied to the Loans in the manner set forth in Section 2.12(a) hereof.

(f) Without in any way limiting the Borrower’s repayment obligations under this Agreement or any other Loan Document, if at any time a Collateral Shortfall occurs, the Operations Agent may notify the Borrower of the occurrence of such Collateral Shortfall (such notice a “Margin Call Notice”). If the Operations Agent give a Margin Call Notice to the Borrower, the Borrower shall, by not later than 11:00 a.m. on the first succeeding Business Day after such Margin Call Notice is given (or such shorter period of time as would be required in order to comply with the Investment Company Act) (such time, the “Cure Time”), deposit Cash and/or Eligible Margin Loan Securities to the Account and/or prepay the principal amount of one or more Loans (together with accrued interest thereon and, in the case of Term SOFR Loans, the amount, if any, payable pursuant to Section 8.05) in such amount as is necessary so that after such deposit of Cash and/or Eligible Margin Loan Securities or prepayment of one or more Loans, as the case may be, no Collateral Shortfall exists. Not later than 9:00 a.m. on the Business Day immediately following the giving of a Margin Call Notice, the Borrower shall give a notice to the Operations Agent (i) acknowledging the Borrower’s receipt of such Margin Call Notice, (ii) confirming that the Borrower will cure any Collateral Shortfall prior to the Cure Time and (iii) stating the manner in which it will cure the Collateral Shortfall.

(g) The Borrower may not withdraw any assets from the Account if (i) a Default, Event of Default, or Collateral Shortfall shall have occurred and is continuing, or would result immediately following such withdrawal, or (ii) the Borrower would not be in compliance with the covenants contained in Section 5.16 and 5.17 hereof immediately after giving effect to such withdrawal.

SECTION 2.13. General Provisions as to Payments. (a) The Borrower shall make each payment of principal and interest on the Loans outstanding to and of fees due from it hereunder and all other amounts due hereunder not later than 2:00 p.m. (Boston time) on the date when due, in United States dollars and in Federal or other funds immediately available in Boston, to the Operations Agent at its address referred to in Section 9.01. The Borrower hereby authorizes the Operations Agent, at the Operations Agent’s option at any time upon and following the due date for payment of any amounts under this Agreement or the other Loan Documents from the Borrower, and without any further notice to or consent of the Borrower, to debit any account of the Borrower with the Operations Agent or otherwise with State Street and apply amounts so debited toward the payment of any such amounts due and owing hereunder or under the other Loan Documents from the Borrower. Notwithstanding such authorization and direction, the Borrower further acknowledges and agrees that (i) the Operations Agent shall have no obligation to so debit any such account and shall have no liability whatsoever to the Borrower for any failure to do so and (ii) the Borrower shall fully retain the obligation hereunder and under the other Loan Documents to make all payments hereunder and thereunder when due. Subject to the prepayment provisions set forth in Section 2.12(a) hereof, the Operations Agent will promptly distribute to each Bank its ratable share of each such payment received by the Operations Agent for the account of the Banks. Except as otherwise provided in the definition of the term “Interest Period” with respect to Term SOFR Loans, whenever any payment of principal of, or interest on, the Loans or of fees or any other amount due hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day and interest and fees shall accrue during such extension. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) Unless the Operations Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Operations Agent may assume that the Borrower has made such payment in full to the Operations Agent on such date and the Operations Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Operations Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Operations Agent, at the Federal Funds Effective Rate.

(c) The Borrower agrees that payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by the United States or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Operations Agent, for the account of the Banks or (as the case may be) the Operations Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in United States dollars as shall be necessary to enable the Banks or the Operations Agent to receive the same net amount which the Banks or the Operations Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Operations Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

SECTION 2.14. Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. The Operations Agent’s determination of interest rates shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.15. Withholding Tax Exemption. (a) Each Bank that is not a Foreign Bank shall deliver to the Borrower (with a copy to the Operations Agent) an original signed, property completed IRS Form W-9 (or any successor form) certifying that the Bank is not subject to U.S. backup withholding tax, on or prior to the date on which the Bank becomes a “Bank” under this Agreement, promptly upon the obsolescence, expiration, or invalidity of any form previously delivered by such Bank, and from time to time thereafter upon the request of the Borrower or the Operations Agent.

(b) Any Bank that is a Foreign Bank and is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Operations Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Operations Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each such Bank, if requested by the Borrower or the Operations Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Operations Agent as will enable the Borrower or the Operations Agent to determine whether or not the Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, each Foreign Bank shall deliver to the Borrower and the Operations Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the request of the Borrower or the Operations Agent, but only if such Foreign Bank is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party that reduces or eliminates withholding tax;

(ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any successor form);

(iii) in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor form); or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

If a Bank is not legally entitled to deliver any renewal or replacement of a previously delivered form, such Bank shall notify the Borrower and the Operations Agent in writing of its inability to deliver such form upon the expiration of the previously delivered form.

(c) If a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to the Borrower and the Operations Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Operations Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Operations Agent as may be necessary for the Borrower and the Operations Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct or withhold from such payment. Solely for purposes of this Section 2.15(c), “FATCA” shall include any amendments made to FATCA after the Effective Date.

SECTION 2.16. Conversion Options. (a) The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type by delivering a Conversion Request to the Operations Agent, provided that (a) with respect to any such conversion of a Term SOFR Loan to a Base Rate Loan, the Borrower shall give the Operations Agent at least two (2) U.S. Government Business Days prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Term SOFR Loan, the Borrower shall give the Operations Agent at least three (3) U.S. Government Business Days prior written notice of such election; (c) with respect to any such conversion of a Term SOFR Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Loan may be converted into a Term SOFR Loan when any Default or Event of Default has occurred and is continuing. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Conversion Request relating to the conversion of a Loan to a Term SOFR Loan shall be irrevocable by the Borrower.

(b) Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period (or, in the case of a Base Rate Loan, on the applicable Interest Payment Date) with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.02; provided that no Term SOFR Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Operations Agent active upon the Borrower’s account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Term SOFR Loan as such, then such Term SOFR Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Operations Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.16 is scheduled to occur.

(c) Any conversion to or from Term SOFR Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Term SOFR Loans having the same Interest Period shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof. No more than five (5) Term SOFR Loans having different Interest Periods may be outstanding at any time.

ARTICLE III

CONDITIONS

SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

(a) receipt by the Operations Agent of counterparts hereof and of each of the other Loan Documents signed by each of the parties hereto;

(b) receipt by the Operations Agent for the account of each Bank requesting a Note of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.04;

(c) receipt by the Operations Agent of (i) a perfection certificate from the Borrower in form and substance satisfactory to the Operations Agent, (ii) copies of the results of current UCC lien searches (or the equivalent in the applicable jurisdictions), such results to be in form and substance satisfactory to the Operations Agent, (iii) to the extent applicable, authorizations to file additional UCC financing statements (or the equivalent in the applicable jurisdictions), with such financing statements to be in form and substance satisfactory to the Operations Agent, (iv) control agreements (or the equivalent in the applicable jurisdictions) to the extent applicable, and (v) such other documents, instruments and/or agreements the Operations Agent may require to maintain the perfection of its security interest in the Collateral (as defined in the Security Agreement) in the relevant jurisdictions;

(d) receipt by the Operations Agent of an opinion of Davis Polk & Wardwell LLP and Morris, Nichols, Arsht & Tunnell LLP, substantially in the form of Exhibit E attached hereto and satisfactory to the Operations Agent in all respects;

(e) receipt by the Operations Agent of a certificate manually signed by an Authorized Officer of the Trust to the effect set forth in clauses (b) (if a Borrowing will occur on the Effective Date), (c) and (d) of Section 3.02, such certificate to be dated the Effective Date and to be in form and substance satisfactory to the Operations Agent;

(f) receipt by the Operations Agent of sufficient copies of items (i), (ii) (iii) and (iv) below for each Bank to receive one original:

(i) a manually signed certificate from the Secretary or Assistant Secretary of the Trust in form and substance satisfactory to the Operations Agent and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the Authorized Officers, as to the Custodian and Investment Adviser of the Borrower, and certifying and attaching copies of (A) the Charter Documents as then in effect, (B) duly authorized resolutions of the Trust’s Board of Trustees authorizing for the Borrower the borrowings and transactions contemplated hereby (C) the investment advisory agreement between the Borrower and the Investment Adviser as then in effect, along with any other investment management or submanagement agreements to which the Borrower is a party as then in effect, and (D) the custodian agreement between the Borrower and the Borrower’s Custodian as then in effect;

(ii) a manually signed certificate from the Secretary or Assistant Secretary of the Trust in form and substance satisfactory to the Operations Agent and dated the Effective Date and certifying and attaching copies of the Borrower’s Prospectus as then in effect;

(iii) a legal existence and good standing certificate for the Trust from the Secretary of State of the State of Delaware, dated as of a recent date; and

(iv) a copy of the certificate of trust of the Trust, with all amendments, certified as of a recent date by the Secretary of State of the State of Delaware;

(g) satisfactory completion by the Banks of due diligence with respect to the Borrower;

(h) the Banks being satisfied in their sole discretion that there has been no material adverse change in the business, assets, financial condition or prospects of the Borrower since December 31, 2014;

(i) receipt by the Operations Agent of all documents, opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by the Federal Reserve Board and other governmental and regulatory authorities, the existence of the Trust and the Borrower, the authority for and the validity and enforceability of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Operations Agent; and

(j) receipt by the Operations Agent of payment of all fees and expenses (including the upfront fee and any fees describe in the fee agreement described in Section 2.07 and the fees and disbursements of special counsel for the Operations Agent) then payable hereunder.

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than November 5, 2015. Receipt by the Operations Agent of a Bank’s signature hereto shall mean that the conditions in clauses (f) and (g) of this Section 3.01 have been satisfied as to that Bank. The Operations Agent shall promptly notify the Borrower and the Banks of the Effective Date and such notice shall be conclusive and binding on all parties hereto.

SECTION 3.02. All Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a) receipt by the Operations Agent of a Notice of Borrowing as required by Section 2.02, along with all documents and information it may reasonably request to establish compliance with applicable rules and regulations promulgated by the Federal Reserve Board, and receipt by such Bank of all such documents and instruments from the Operations Agent;

(b) immediately before and after such Borrowing, the aggregate principal amount of all Loans outstanding (i) will not exceed the lesser of (A) the Aggregate Commitment Amount and (B) the Margin Loan Collateral Value, (ii) will not cause the aggregate amount of the Borrower’s outstanding Debt to exceed the Maximum Permitted Borrowing, and (iii) no Collateral Shortfall would exist and, in addition, immediately before and after such Borrowing, the aggregate principal amount of all Loans outstanding (i) will not exceed the Margin Loan Collateral Value and (ii) will not cause the aggregate amount of the Borrower’s outstanding Debt to exceed the Maximum Permitted Borrowing;

(c) immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing;

(d) the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true on and as of the date of such Borrowing and with the same force and effect as it made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(e) no change shall have occurred in any law or regulation thereunder or interpretation thereof that in the opinion of the Bank would make it illegal for the Bank to make such Loan.

Each Borrowing hereunder shall be deemed to be a representation and warranty on the date of such Borrowing by the Borrower as to the facts specified in clauses (b), (c) and (d) of this Section.

SECTION 3.03. Security. (a) To secure the payment and performance in full of all of its Obligations, the Borrower shall continue to grant to the Operations Agent, for the benefit of itself and the Banks, a security interest in all of the Borrower’s assets (including all of the Trust’s assets held with respect to Baron Partners Fund and all assets belonging to Baron Partners Fund) pursuant to the terms of the Security Documents.

(b) Pursuant to this Section 3.03, it is hereby agreed that the State Street, as the Borrower’s Custodian, shall act subject to the instructions of the Operations Agent and not subject to the instructions of the Borrower in respect of this Agreement. It is also hereby agreed between the parties that each of the Operations Agent, on behalf of the Banks, and the Custodian may, upon the occurrence and continuance of an Event of Default, enforce all of the Operations Agent’s rights and remedies under this Agreement and the other Loan Documents and applicable law, including, without limitation, right of set-off with respect to the Obligations. Any assets held by the Custodian in excess of the Obligations shall be returned to the Borrower upon the Borrower’s request provided that the Obligations have been indefeasibly repaid in full in cash prior to such return. Notwithstanding the foregoing, nothing in this Agreement shall affect the Custodian’s rights and remedies under the custodian agreement to which the Borrower and State Street, as the Borrower’s Custodian, are parties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

SECTION 4.01. Existence and Power; Investment Company. (a) The Trust is a statutory trust under the laws of the State of Delaware. The Trust is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all trust powers and all authorizations and approvals required to carry on its business as now conducted. The Trust is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including without limitation, the performance of the Borrower’s Obligations, requires such qualification. The Trust is a subsidiary of Baron Capital Group, Inc. Mr. Ronald Baron is the controlling stockholder of Baron Capital Group, Inc.

(b) The Trust is an open-end management investment company registered as such under the Investment Company Act, and the outstanding shares of each class of its stock (i) have been duly issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act (except in the case of initial seed capital shares which were issued in a transaction exempt from any registration), and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made.

(c) Baron Partners Fund has been duly established as a separate series of the Trust, and its assets and liabilities are segregated from the assets and liabilities of each other series of the Trust. Baron Partners Fund, Baron Retirement Income Fund, Baron International Growth Fund and Baron Real Estate Fund are the only series of the Trust.

SECTION 4.02. Due Authorization; Execution and Delivery; Legal, Valid and Binding Enforceability. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under this Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, are within its trust powers, and have been duly authorized by all requisite action by the Borrower.

This Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 4.03. Noncontravention. Neither the execution and delivery by the Borrower of this Agreement, the other Loan Documents, or any instrument, certificate or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by the Borrower will (a) conflict with, or result in a breach or violation of, or constitute a default under any of the Charter Documents, (b) conflict with or contravene (i) any Applicable Law, (ii) any contractual restriction binding on or affecting the Borrower or any of its assets, or (iii) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or any of its assets, (c) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which the Borrower is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), or (d) result in any Adverse Claim upon any asset of the Borrower.

SECTION 4.04. Governmental Authorizations; Private Authorizations; Governmental Filings. The Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement and each of the other Loan Documents and the agreements, certificates and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by the Borrower in connection with the execution and delivery by the Borrower of, or the performance of its obligations under, this Agreement or any of the other Loan Documents.

SECTION 4.05. Regulations T, U and X. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents and the transactions contemplated hereunder and thereunder will not violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

SECTION 4.06. Non-Affiliation with Banks. So far as appears from the records of the

Borrower, neither any Bank nor any Affiliate of any Bank known to the Borrower is an Affiliated Person of the Borrower, and none of the Borrower or any Affiliate of the Borrower is an Affiliated Person of any Bank or any Affiliate of any Bank known to the Borrower.

SECTION 4.07. Subsidiaries. The Borrower has no Subsidiaries.

SECTION 4.08. Financial Information. (a) The statement of assets and liabilities of the Borrower, as of December 31, 2014, and the related Statements of Operations and Changes in Net Assets for the fiscal year ended on such date, reported on by PricewaterhouseCoopers LLP and set forth in the Annual Report for the fiscal year ended on such date, together with the notes and schedules thereto, and each financial statement delivered by the Borrower to the Banks in accordance with Section 5.01, present and will present fairly, in all material respects, in conformity with generally accepted accounting principles, the financial position of the Borrower as of such date.

(b) Since December 31, 2014, there has been no material adverse change in the business, condition (financial or otherwise) operations or prospects of the Borrower.

SECTION 4.09. Litigation. There is no action, suit, proceeding or investigation of any kind pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any Person with whom it has entered into a material contract or agreement before any arbitrator or Authority which could have a Material Adverse Effect.

SECTION 4.10. ERISA. (a) The Borrower is not a member of an ERISA Group and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

(b) No Loan will constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not available.

SECTION 4.11. Taxes. The Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Internal Revenue Code. The Borrower has timely filed all United States Federal income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with generally accepted accounting principles consistently applied and non-payment of which could not have a Material Adverse Effect, and the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate.

SECTION 4.12. Compliance. (a) The Borrower is in compliance with the Investment Company Act except where the necessity of compliance therewith is being contested in good faith by appropriate proceeding or exemptive relief has been obtained therefrom and remains in effect. The Borrower is in compliance with all other Applicable Laws, all applicable ordinances, decrees, requirements, orders and judgments of, and all of the terms of any applicable licenses and permits issued by, any Government Authority except where the necessity of compliance therewith is being contested in good faith by appropriate proceeding or exemptive relief has been obtained therefrom and remains in effect or where noncompliance therewith could not have a Material Adverse Effect. The Borrower is in compliance and all agreements and instruments to which it is a party or may be subject or to which any of its properties may be bound, in each case where the violation thereof could have a Material Adverse Effect. The Borrower is in compliance with all of its Investment Policies and Restrictions.

(b) No Default or Event of Default has occurred and is continuing.

(c) The Borrower is not subject to any Applicable Law (other than the Investment Company Act) which limits its ability to incur indebtedness. The Borrower has not entered into any agreement with any Government Authority limiting its ability to incur indebtedness.

SECTION 4.13. Full Disclosure. All information heretofore furnished by the Borrower to the Operations Agent and the Banks for purposes of or in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to the Operation Agent or the Banks will be, true and accurate in all material respects on the date as of which such information is stated or certified, and no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect. The Borrower has disclosed to the Banks in writing all facts which, to the best of the Borrower’s knowledge after due inquiry (to the extent the Borrower can now reasonably foresee), may give rise to the reasonable possibility of a Material Adverse Effect.

SECTION 4.14. Foreign Assets, Control Regulations, Etc. None of the requesting or borrowing of the Loans or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, the Borrower (i) is not and will not become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations and (ii) does not engage and will not engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

SECTION 4.15. OFAC, Anti-Corruption. (i) Neither the Borrower nor any of the Borrower’s Subsidiaries or any director, officer, employee, agent or affiliate of the Borrower or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are (x) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Asset Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (y) located, organized or resident of a country or territory that is, or whose government is, the subject of Sanctions; (ii) the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (iii) the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

SECTION 4.16. Affected Financial Institution. The Borrower is not an Affected Financial Institution.

SECTION 4.17. Beneficial Ownership Certificate. As of the Fourth Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

ARTICLE V

COVENANTS

The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable by the Borrower under the Loan Documents remains unpaid:

SECTION 5.01. Information. The Borrower will deliver to the Operations Agent (with enough additional copies for each Bank, which the Operations Agent agrees to promptly deliver to each Bank upon receipt thereof from the Borrower):

(a) as soon as available and in any event within 70 days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such fiscal year, and the related statements of operations and changes in net assets of the Borrower for such fiscal year, together with an audit report thereon issued by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within 70 days after the end of the first semi-annual period of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such period, and the related statements of operations and changes in net assets of the Borrower of such period, all in reasonable detail, prepared in accordance with generally accepted accounting principles, consistently applied, and certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an Authorized Officer of the Borrower or accompanied by an audit report thereon issued by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

(c) no later than 1:00 p.m. (Boston time) on the first Business Day of each calendar month if a Loan is outstanding to the Borrower on such date, a Margin Loan Collateral Value Report as of the last Business Day of the immediately preceding calendar month;

(d) simultaneously with the delivery of each document referred to in clauses (a), (b) and (c) above, a certificate of an Authorized Officer of the Borrower (i) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which it is taking or proposes to take with respect thereto and (ii) setting forth calculations demonstrating the Borrower’s compliance with the covenant in Section 5.16 hereof in the form of Annex I to Exhibit C;

(e) as soon as possible, and in any event within one (1) Business Day after the occurrence of any Default or Event of Default, a certificate of an Authorized Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(f) promptly upon the filing thereof with the SEC or the mailing thereof to shareholders of the Borrower, copies of all reports to shareholders, amendments and supplements to the Borrower’s registration statement, the Prospectus, proxy statements, financial statements, and other materials of a financial or otherwise material nature;

(g) promptly upon any officer of the Borrower becoming aware of any action, suit or proceeding of the type described in Section 4.09, notice and a description thereof and copies of any filed complaint relating thereto;

(h) from time to time such additional information regarding the financial position or business of the Borrower as the Operations Agent, at the request of any Bank, may reasonably request; and

(i) and each Bank, prompt notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change in the list of beneficial owners identified in parts (c) or (d) of such certification.

SECTION 5.02. Payment of Obligations. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all other amounts payable by it provided for in this Agreement and the other Loan Documents. The Borrower will pay and discharge, at or before maturity, all of its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

SECTION 5.03. Maintenance of Insurance. The Borrower will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act and, in addition, as are customary in the case of registered open-end investment companies; and will furnish to the Banks, upon request, information presented in reasonable detail as to the insurance so carried.

SECTION 5.04. Conduct of Business and Maintenance of Existence. (a) The Borrower will continue to engage in business of the same general type as now conducted by it as described in its Prospectus and the Investment Policies and Restrictions in effect on the Effective Date.

(b) The Trust will preserve, renew and keep in full force and effect its existence as a Delaware statutory trust and its rights, privileges and franchises necessary in the normal conduct of its business. The Trust will maintain in full force and effect its registration as an open-end management company under the Investment Company Act, and keep in full force and effect the existence of the Baron Partners Fund as separate series of the Trust.

(c) The Trust will not amend, terminate, supplement or otherwise modify any of its Charter Documents in any material respect or if such amendment, termination, supplement or modification could have a Material Adverse Effect. The Trust will provide copies to the Operations Agent of all amendments, supplements, terminations and other modifications of any of its Charter Documents, in each case prior to the effective date of any such amendment, supplement, termination or other modification.

(d) The Borrower will at all times place and maintain its assets in the custody of the

Custodian.

SECTION 5.05. Compliance with Laws. The Borrower will comply in all respects with the Investment Company Act and the requirements of any Authority with respect thereto except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect. The Borrower will comply in all material respects with all other Applicable Laws and requirements of any Authority except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect or where noncompliance therewith could not have a Material Adverse Effect. The Borrower will file all federal and other tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes and other governmental assessments and charges as and when they become due (except those that are being contested in good faith by the Borrower and as to which the Borrower has established appropriate reserves on its books and records).

SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with Applicable Law, including the Investment Company Act, and will permit representatives of any Bank, at such Bank’s expense, to visit and inspect any of its offices, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

SECTION 5.07. Debt. The Borrower will not create, assume or suffer to exist any Debt other than:

(a) Debt arising under this Agreement, the Notes and the other Loan Documents;

(b) Debt in favor of the Borrower’s Custodian consisting of overnight extensions of credit from the Custodian in the ordinary course of business;

(c) Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments and awards do not constitute an Event of Default and so long as execution is not levied thereunder and in respect of which the Borrower (i) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (ii) shall have obtained an unsecured performance bond, and Debt in respect of such unsecured performance bond; and

(d) Debt (other than Debt for borrowed money) arising in connection with portfolio investments and investment techniques arising in the ordinary course of the Borrower’s business to the extent that such Debt is permissible under the Investment Company Act and consistent with the Borrower’s Investment Policies and Restrictions;

provided that in no event shall the Borrower (i) enter into or utilize Financial Contracts other than in the ordinary course of business for hedging or investment purposes in accordance with its Investment Policies and Restrictions, (ii) enter into reverse repurchase agreements, (iii) borrow money or create leverage under any arrangement other than (A) from the Banks hereunder or (B) on an overnight basis from the Borrower’s Custodian to the extent provided in clause (b) hereof, or (iv) issue or be or remain liable for or have outstanding any “senior security” (as defined in the Investment Company Act), except that the Borrower may borrow from the Banks pursuant to this Agreement. The Borrower will not at any time issue or have outstanding any preferred stock.

SECTION 5.08. Negative Pledge. The Borrower will not create, assume or suffer to exist any Lien on any of its assets (including the income and profits thereon) or segregate any of its assets (including the income and profits thereon) to cover any of its obligations, in each case whether such asset is now owned or hereafter acquired, except (a) Liens of the Operations Agent, on behalf of itself and the Banks, created by or pursuant to any of the Security Documents or any of the other Loan Documents, (b) Liens (other than non-possessory Liens which pursuant to Applicable Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected, liens and security interests) for taxes, assessments or other governmental charges or levies the payment of which is not at the time required, (c) Liens in favor of the Borrower’s Custodian granted pursuant to the custody agreement with such Custodian to secure obligations arising under such custody agreement, and (d) encumbrances created in connection with the Borrower’s portfolio investments (and not for the primary purpose of borrowing money) to the extent permitted by the provisions of the Borrower’s Prospectus and Section 5.07, provided that the aggregate amount of such encumbered assets of the Borrower pursuant to this clause (d) does not at any time exceed 5% of the Total Assets of the Borrower.

SECTION 5.09. Consolidations, Mergers and Sales of Assets. The Borrower will not consolidate or merge with or into any other Person or reorganize its assets into a non-series corporation or entity, nor will the Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions), except that the Borrower may sell its assets in the ordinary course of business as described in its Prospectus. The Borrower will not invest all of its investable assets in any other open-end management investment company or otherwise employ a master-feeder or fund of funds investment structure or any other multiple investment company structure.

SECTION 5.10. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower solely to purchase Eligible Margin Loan Securities or prepay existing Debt incurred in connection with carrying such Eligible Margin Loan Securities. In addition, the Borrower will not, directly or indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of any offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti- Corruption Laws, (ii) to fund any activities or business of or with any Person, or in any country or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise).

SECTION 5.11. Compliance with Prospectus. The Borrower will at all times comply with the Investment Policies and Restrictions, and will not make any investment, loan, advance or extension of credit inconsistent with the Investment Policies and Restrictions. The Borrower will not permit any of the Investment Policies and Restrictions that may not be changed without shareholder approval to be changed from those in effect on the Effective Date without the prior written consent of the Required Banks, which consent shall not be unreasonably withheld.

SECTION 5.12. Non-Affiliation with Banks. The Borrower will not at any time become an Affiliated Person of any Bank or any Affiliate of any Bank known to the Borrower, and the Borrower will use its best efforts to ensure that none of its Affiliates is or becomes an Affiliated Person of any Bank or any Affiliate of any Bank known to the Borrower.

SECTION 5.13. Regulated Investment Company. The Trust will maintain its status as a “regulated investment company” under the Internal Revenue Code at all times and will make sufficient distributions to qualify to be taxed as a “regulated investment company” pursuant to subchapter M of the Internal Revenue Code.

SECTION 5.14. No Subsidiary. The Borrower will not have at any time any Subsidiary.

SECTION 5.15. ERISA. The Borrower will not become a member of any ERISA Group and will not have any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

SECTION 5.16. Asset Coverage. The Borrower will not at any time permit the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness to exceed 33% of its Adjusted Net Assets.

SECTION 5.17. Maximum Permitted Borrowing; Withdrawals from Account. The Borrower will not at any time permit (a) the aggregate amount of its outstanding Debt to exceed the Maximum Permitted Borrowing, or (b) the aggregate outstanding principal amount of the Loans to exceed the lesser of (i) the Aggregate Commitment Amount and (ii) the Margin Loan Collateral Value. In addition, the Borrower will not at any time (x) permit any Collateral Shortfall to exist beyond the time provided for in this Agreement, and (y) withdraw or otherwise transfer any Collateral from the Account if a Default, Event of Default or Collateral Shortfall shall have occurred and be continuing, or would result immediately following such withdrawal or transfer.

SECTION 5.18. Fiscal Year. The Borrower will not change its fiscal year from December 31 of each year.

SECTION 5.19. Compliance with OFAC, Etc. The Borrower shall maintain in effect and enforce policies designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.20. Margin Regulations. The Borrower will not permit the making of any Loan to the Borrower or the use of the proceeds thereof to violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

SECTION 5.21. Further Assurances. The Borrower shall execute and deliver all such documents and instruments, and take all such actions, as the Operations Agent may from time to time reasonably request with respect to the transactions contemplated hereunder or under any of the other Loan Documents.

ARTICLE VI

DEFAULTS

SECTION 6.01. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) the Borrower shall fail to pay when due (whether at maturity or any accelerated date of maturity or at any other date fixed for payment or prepayment) (i) any principal of any Loan or any interest on any Loan, or any fees or any other amount payable hereunder or (ii) any amount necessary to cure the Collateral Shortfall in the time period provided for in this Agreement;

(b) the Borrower shall fail to observe or perform any covenant contained in Article V, or the Trust shall fail to comply with Section 5.04 hereof;

(c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or in any other Loan Document (other than those covered by clause (a) or (b) above) and such failure shall continue unremedied for a period of ten (10) Business Days;

(d) any representation, warranty, certification or statement made (or deemed made) by the Borrower (including a representation, warranty, certification or statement made (or deemed made) by the Borrower with respect to the Trust), in this Agreement, in any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

(e) the Borrower shall fail to make any payment in respect of any Debt of the Borrower in an aggregate amount equal to or in excess of $10,000,000 when due or within any applicable grace period;

(f) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower which Debt in the aggregate is at least $10,000,000 or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof;

(g) the Borrower or the Trust shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the Borrower or the Trust shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

(h) an involuntary case or other proceeding shall be commenced against the Borrower or the Trust seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or the Trust under the federal bankruptcy laws as now or hereafter in effect;

(i) any judgment or order, or any series of judgments or orders, shall have been entered against the Borrower, provided that (i) such judgments or orders shall aggregate $10,000,000 or more and (ii) such judgments or orders shall continue unsatisfied and unstayed for a period of ten (10) days;

(j) any investment advisory agreement or management agreement which is in effect on the Effective Date for the Borrower shall terminate, or the Investment Adviser shall cease to be the investment adviser to the Borrower unless the successor thereto is an Affiliate of the Investment Adviser;

(k) State Street Bank and Trust Company (or any Affiliate thereof) shall cease to be the Custodian of the Borrower;

(l) (i) the Investment Adviser shall (1) sell or otherwise dispose of all or substantially all of its assets or (2) consolidate with or merge into any other Person, unless it is the survivor; (ii) the Investment Adviser shall cease to be a subsidiary of Baron Capital Group, Inc., or (iii) Mr. Ronald Baron and his immediate family shall cease to be the controlling stockholder of Baron Capital Group, Inc. and within any twelve (12) consecutive month period, 50% of the Key Personnel are no longer employed by or otherwise depart from Baron Capital Group, Inc.;

(m) the Operations Agent for any reason shall cease to have a valid and perfected first priority security interest in the Collateral (as defined in the Security Agreement), free and clear of all Adverse Claims other than Liens permitted under Section 5.08; or

(n) the Borrower declares or makes, directly or indirectly, any Restricted Payment, or incurs any obligation (contingent or otherwise) to do so (i) at any time when a Default or Event of Default has occurred and is continuing or would result therefrom; (ii) from and after the date on which Termination Date has occurred; (iii) if, either before or after giving effect to any such Restricted Payment, the outstanding Loans would exceed the Margin Loan Collateral Value; or (iv) which is not otherwise permitted pursuant to its Prospectus and/or Charter Documents;

then, and in every such event, the Operations Agent shall (i) if requested by Banks constituting Required Banks, upon notice to the Borrower terminate the Commitment of each Bank with a Commitment to make Loans, and such obligations of the Banks shall thereupon terminate, and (ii) if requested by Banks constituting Required Banks, upon notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and such Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above, automatically without any notice to the Borrower or any other act by the Operations Agent or the Banks, the Commitment of each Bank to make Loans shall thereupon terminate and all the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 6.02. Remedies. (a) No remedy herein conferred upon the Banks is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 6.01 hereof, each Bank, if owed any amount with respect to the Loans may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, for the enforcement of any covenant or agreement contained in this Agreement or any of the other Loan Documents, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. After the exercise of remedies provided for herein (or after the Loans have automatically become immediately due and payable as set forth in in Section 6.01), any amounts received on account of the Obligations shall, subject to the provisions of Section 8.06, be applied by the Operations Agent as instructed by the Required Banks.

(b) Notwithstanding anything to the contrary contained herein or in the Security Agreement, and without in any manner limiting the rights of the Operations Agent or any Bank hereunder or under any other Loan Document, the parties hereto hereby agree that if at any time an Event of Default has occurred and is continuing under the Agreement as a result of the Borrower’s failure to comply with the covenant contained in Section 5.16 or Section 5.17 hereof and, to the extent in connection with such failure, the Borrower’s aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness exceed 50% or more of its Adjusted Net Assets (in the case of Section 5.16) or the Collateral Shortfall is not cured within the time period provided in this Agreement (in the case of Section 5.17) (each such event being hereinafter referred to as the “Special Asset Coverage Default”), then, so long as the Special Asset Coverage Default still exists, any Bank may at any time while such Special Asset Coverage Default exists require that the Operations Agent take remedial action under the Loan Documents in the form of foreclosing on or otherwise disposing of the Collateral so that after giving effect thereto the Borrower is in compliance with the covenant contained in Section 5.16 or Section 5.17, as applicable, of the Agreement (and any proceeds received therefrom shall be applied in the manner set forth in the Agreement). To the extent any Bank wishes to exercise its rights hereunder, such Bank shall provide the Operations Agent with written notification that such Bank is electing to exercise its rights under this Section 6.02. In addition, notwithstanding anything to the contrary contained herein or in the Security Agreement, and without in any manner limiting the rights of the Operations Agent or any Bank hereunder or under any other Loan Document, the parties hereto hereby agree that if at any time an Event of Default has occurred and is continuing under the Agreement, the Operations Agent may, for itself or the benefit of each Bank, declare the Loans (together with accrued and unpaid interest thereon) to be, and the Loans (together with accrued and unpaid interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and take any remedial action under the Loan Documents in the form of foreclosing on or otherwise disposing of the Collateral.

SECTION 6.03. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Operations Agent, or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

(i) First, to the payment of, or (as the case may be) the reimbursement of the Operations Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Operations Agent in connection with the collection of such monies by the Operations Agent, for the exercise, protection or enforcement by the Operations Agent of all or any of the rights, remedies, powers and privileges of the Operations Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Operations Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Operations Agent to such monies;

(ii) Second, to all other Obligations in such order or preference as the Required Banks may determine; provided, however, that (i) distributions shall be made (A) pari passu among Obligations with respect to the Operations Agent’s fee and all other Obligations and (B) with respect to each type of Obligation owing to the Banks (including, without limitation, the Loans), such as interest, principal, fees and expenses, among the Banks pro rata based on outstanding amounts owing, and (ii) the Operations Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

(iii) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Operations Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to §9- 608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State of New York; and

(iv) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

ARTICLE VII

THE OPERATIONS AGENT

SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Operations Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the Operations Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Any reference to an agent for the Banks in, or in connection with, any Loan Document shall be a reference to the Operations Agent.

SECTION 7.02. Actions by Operations Agent. The duties and responsibilities of the Operations Agent hereunder are only those expressly set forth herein. The relationship between the Operations Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loans Documents shall be construed to constitute the Operations Agent as a trustee for any Bank. Without limiting the generality of the foregoing, the Operations Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI.

SECTION 7.03. Consultation with Experts. The Operations Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Operations Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Operations agent. The Operations Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Covered Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Covered Persons of the Operations Agent and any such sub-agent, and shall apply to their respective activities in connection with the credit facilities provided for herein as well as activities of the Operations Agent. The Operations Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final nonappealable judgment that the Operations Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

SECTION 7.04. Liability of Operations Agent. None of the Operations Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Banks or (b) in the absence of its own gross negligence or willful misconduct. None of the Operations Agent or any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made by any other Person in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement (except as to its own execution of this Agreement), the Notes, the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith. The Operations Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of the Banks, the Operations Agent may presume that such condition is satisfactory to the Banks unless the Operations Agent shall have received notice to the contrary from a Bank within a reasonable period of time prior to the making of such Loan.

SECTION 7.05. Indemnification. Each Bank shall, ratably in accordance with its Commitment Percentage (or, if the Commitments shall have expired or terminated, its Commitment Percentage as in effect immediately prior to such expiration or termination), indemnify the Operations Agent and its Affiliates, officers, directors, and employees (to the extent not reimbursed by the Borrower) for all claims, liabilities, losses, damages, costs, penalties, actions, judgments and expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the “Liabilities”) that such Person may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by such Person hereunder or thereunder, provided that no Bank shall have any obligation to indemnify any such Person against any Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct, provided, however, that no action taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.

SECTION 7.06. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Operations Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Operations Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SECTION 7.07. Successor Operations Agent. The Operations Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Operations Agent with, if no Event of Default has occurred and is continuing, the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If no successor Operations Agent shall have been so appointed by the Required Banks within 30 days after the retiring Operations Agent gives notice of resignation, then the retiring Operations Agent may, on behalf of the Banks, appoint a successor Operations Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as an Operations Agent hereunder by a successor Operations Agent, such successor Operations Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Operations Agent, and the retiring Operations Agent shall be discharged from its duties and obligations hereunder. After any retiring Operations Agent’s resignation hereunder as the Operations Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Operations Agent.

SECTION 7.08. Operations Agent as Bank. In its individual capacity, State Street, and any other Bank that serves as a successor Operations Agent hereunder shall have the same obligations and the same rights, powers and privileges in respect of its Commitment and the Loans made by it as it would have were it not also the Operations Agent.

SECTION 7.09. Distribution by the Operations Agent. If in the opinion of the Operations Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Operations Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Operations Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

SECTION 7.10. Withholding Tax. To the extent required by applicable law, the Operations Agent may withhold from any interest payment to any Bank an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Operations Agent did not property withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not property executed, or because such Bank failed to notify the Operations Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Bank shall indemnify the Operations Agent (to the extent that the Operations Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Operations agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including reasonable legal expenses, allocated staff costs and any out of pocket expenses.

SECTION 7.11. Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other jurisdiction proceeding relative to the Borrower, the Operations Agent (irrespective of whether the principal of any Loan shall be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Operations Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect to the Loans and all other Obligations are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Operations Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Operations Agent and their respective agents and counsel and all other amounts due the Banks and the Operations Agent under Sections 2.07 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Operations Agent and, in the event that the Operations Agent shall consent to the making of such payments directly to the Banks, to pay to the Operations Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Operations Agent and its agents and counsel, and any other amounts due the Operations Agent under Sections 2.07 and 9.03.

Nothing contained herein shall be deemed to authorize the Operations Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank to authorize the Operations Agent to vote in respect of the claim of any Bank in any such proceeding.

SECTION 7.12. Collateral Matters. Without limiting the provisions of Section 7.11, the Banks irrevocably authorize the Operations Agent, at its option and in its discretion,

(i) to release any Lien on any property granted to or held by the Operations Agent under any Loan Document (i) upon termination of the Aggregate Commitment Amount and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 9.05, if approved, authorized or ratified in writing by the Required Banks;

(ii) to subordinate any Lien on any property granted to or held by the Operations Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 5.08.

Upon request by the Operations Agent at any time, the Required Banks will confirm in writing the Operations Agent’s authority to release or subordinate its interest in particular types or items of property.

The Operations Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Operations Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Operations Agent be responsible or liable to the Borrower for any failure to monitor or maintain any portion of the Collateral.

SECTION 7.13. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arranger or Book Manager listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except, as applicable, in its capacity as a Bank hereunder.

SECTION 7.14. Erroneous Payments. (a) If the Operations Agent (x) notifies a Bank or any Person who has received funds on behalf of a Bank (any such Bank or any such other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Operations Agent has determined in its sole discretion (whether or not after receipt of any notice under clause (b) hereof) that any funds (as set forth in such notice from the Operations Agent) received by such Payment Recipient from the Operations Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Bank or such other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Operations Agent pending its return or repayment as contemplated below in this Section 7.14 and shall be held in trust for the benefit of the Operations Agent, and such Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Operations Agent may, in its sole discretion, specify in writing), return to the Operations Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Operations Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Operations Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the

Operations Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Operations Agent to any Payment Recipient under this Section 7.14(a) shall be conclusive, absent manifest error.

(b) Without limiting Section 7.14(a), each Bank or any Person who has received funds on behalf of a Bank (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Operations Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Operations Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Operations Agent (or any of its Affiliates), or (z) that such Bank, or such other recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)

it acknowledges and agrees that (A) in the case of clauses (x) or (y) above, an error and mistake shall be presumed to have been made (absent written confirmation from the Operations Agent to the contrary) or (B) an error and mistake has been made (in the case of clause (z) above), in each case, with respect to such payment, prepayment or repayment; and

(ii)

such Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in clauses (x), (y) and (z) above) notify the Operations Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Operations Agent pursuant to this Section 7.14(b).

For the avoidance of doubt, the failure to deliver a notice to the Operations Agent pursuant to this Section 7.14(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 7.14(a) or on whether or not an Erroneous Payment has been made.

(c) Each Bank hereby authorizes the Operations Agent to set off, net and apply any and all amounts at any time owing to such Bank under any Loan Document, or otherwise payable or distributable by the Operations Agent to such Bank under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Operations Agent has demanded to be returned under Section 7.14(a).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Operations Agent for any reason, after demand therefor in accordance with Section 7.14(a), from any Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Operations Agent’s notice to such Bank at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Bank shall be deemed to have assigned its Loans (but not its Commitment) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Operations Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Operations Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Bank shall deliver any notes evidencing such Loans to the Borrower or the Operations Agent (but the failure of such Person to deliver any such notes shall not affect the effectiveness of the foregoing assignment), (B) the Operations Agent as the assignee Bank shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Operations Agent as the assignee Bank shall become a Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Bank shall cease to be a Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitment which shall survive as to such assigning Bank, (D) the Operations Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Operations Agent will reflect in the register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitment of any Bank and such Commitment shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 9.06 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Operations Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Operations Agent shall retain all other rights, remedies and claims against such Bank (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Bank (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Operations Agent on or with respect to any such Loans acquired from such Bank pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Operations Agent) and (y) may, in the sole discretion of the Operations Agent, be reduced by any amount specified by the Operations Agent in writing to the applicable Bank from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Operations Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Operations Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Bank, to the rights and interests of such Bank) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrower’s Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Operations Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 7.14 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of such Obligations that would have been payable had such Erroneous Payment not been made by the Operations Agent; provided, further, that for the avoidance of doubt, clauses (x) and (y) above shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Operations Agent from the Borrower for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Operations Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 7.14 shall survive the resignation or replacement of the Operations Agent, any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE VIII

CHANGE IN CIRCUMSTANCES

SECTION 8.01. Inability to Determine Rates. Subject to Section 8.05, if, on or prior to the first day of any Interest Period for any Term SOFR Loan:

(a) the Operations Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof; or

(b) the Required Banks determine that for any reason in connection with any request for a Term SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Banks of making and maintaining such Loan, and the Required Banks have provided notice of such determination to the Operations Agent, the Operations Agent will promptly so notify the Borrower and each Bank.

Upon notice thereof by the Operations Agent to the Borrower, any obligation of the Banks to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or affected Interest Periods) until the Operations Agent (with respect to clause (b), at the instruction of the Required Banks) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 8.04. Subject to Section 8.05, if the Operations Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Operations Agent without reference to clause (b)(iii) of the definition of “Base Rate” until the Operations Agent revokes such determination.

SECTION 8.02. Illegality. If any Bank determines that any Law has made it unlawful, or that any Authority has asserted that it is unlawful, for any Bank or its applicable Domestic Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Bank to the Borrower (through the Operations Agent) (an “Illegality Notice”), (a) any obligation of the Banks to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Operations Agent without reference to clause (b)(iii) of the definition of “Base Rate”, in each case until each affected Bank notifies the Operations Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Bank (with a copy to the Operations Agent), prepay or, if applicable, convert all Term SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Operations Agent without reference to clause (b)(iii) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Banks may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if any Bank may not lawfully continue to maintain such Term SOFR Loans to such day, in each case until the Operations Agent is advised in writing by each affected Bank that it is no longer illegal for such Bank to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term

SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 8.04.

SECTION 8.03. Additional Costs; Capital Adequacy. (a) If any applicable law, rule or regulation, or any Change in Law:

(i) shall subject any Bank (or its Domestic Lending Office) to any tax, duty or other charge with respect to its Loans, its Notes or its Commitment, or shall change the basis of taxation of payments to any Bank (or its Domestic Lending Office) of the principal of or interest on its Loans or any other amounts due under this Agreement or its Commitment, in each case except for any tax on, or changes in the rate of tax on the overall net income of such Bank or its Domestic Lending Office imposed by the jurisdiction in which such Bank’s principal executive office or Domestic Lending Office is located; or

(ii) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Domestic Lending Office) any other condition affecting its Loans, its Notes or its Commitment; or

(iii) impose on any Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans or such Bank’s Commitment any other condition, cost or expense affecting this Agreement or Loans made by such Bank;

and the result of any of the foregoing is to increase the cost to such Bank (or its Domestic Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Domestic Lending Office) from the Borrower under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank and delivery to the Borrower of the certificate required by clause (c) hereof (with a copy to the Operations Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b) If any Bank shall determine that any applicable law, rule or regulation, or any Change in Law affecting such Bank or any lending office of such Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Bank’s capital or the capital of such Bank’s holding company, if any, as a consequence of this Agreement to a level below that which the such Bank or such Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Bank’s policies and the policies of such Bank’s holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Operations Agent) the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank’s holding company for such reduction.

(c) Each Bank will promptly notify the Borrower and the Operations Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Domestic Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

SECTION 8.04. Indemnity. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), or (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Bank for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Bank setting forth any amount or amounts that such Bank is entitled to receive pursuant to this Section 8.04 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 8.05. Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Boston time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Banks without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Operations Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Banks comprising the Required Banks. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Operations Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Operations Agent will promptly notify the Borrower and the Banks of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Operations Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 8.05(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Operations Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 8.05, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.05.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Operations Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Operations Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Operations Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term SOFR Loan of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

SECTION 8.06. Delinquent Banks. (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that (i) willfully does not or (ii) does not as a result of a Failure (as defined below) (A) make available to the Operations Agent its pro rata share of any Loan, or (B) comply with the provisions of Section 9.04 with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and to payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Operations Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all such outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

(b) For purposes of this Section 8.06, a Failure of a Bank shall mean (i) it shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (ii) it makes a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or (iii) an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or (iv) an order for relief shall be entered against it under the federal bankruptcy laws as now or hereafter in effect or (v) such Bank becomes the subject of a Bail-In Action.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices. (a) Except as provided in subsection (b) below, all notices, requests, consents and other communications to any party hereunder shall be in writing

(including facsimile transmission or similar writing) and shall be given to such party at its address or telex number or facsimile number set forth on Schedule 1 attached hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in paragraph (c).

(b) Notices made by the Borrower consisting of requests for loans or notices of repayments hereunder or items referred to in Sections 5.01(a), (b), (c), (d), (e) and (f) hereof may be delivered or furnished by e-mail or other electronic communication pursuant to procedures approved by the Operations Agent, unless the Operations Agent, in its discretion, previously notifies the Borrower otherwise. In furtherance of the foregoing, each Bank hereby agrees to notify the Operations Agent in writing, on or before the date such Bank becomes a party to this Agreement, of such Bank’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that the Operations Agent has on record an effective e-mail address for such Bank). The Operations Agent may, in its discretion, agree to accept other notices and communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Neither the Operations Agent, any Bank, nor any of the directors, officers, employees, agents or Affiliates of the Operations Agent or any Bank shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Operations Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed to have been given when received by the intended recipient, and (ii) if agreed to pursuant to paragraph (b) above, notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. No Waivers. No failure or delay by the Operations Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03. Expenses; Documentary Taxes; Indemnification; Survival. (a) The Borrower agrees to promptly pay (i) all reasonable out-of-pocket expenses of the Operations Agent, including reasonable fees and disbursements of special counsel for the Operations Agent, in connection with the preparation, review, negotiation and closing of this Agreement and the other Loan Documents, the syndication of the facility established hereby, any waiver or consent hereunder or any amendment hereof, any waiver of any Default or Event of Default or alleged Default or Event of Default hereunder, and any termination hereof, and (ii) if a Default or an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Operations Agent and each Bank, including fees and disbursements of counsel (including reasonable allocated costs of in-house counsel), in connection with such Default or Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower agrees to indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

(b) The Borrower agrees to indemnify the Operations Agent, each Bank and each of their Affiliates, officers, directors, and employees (each, a “Covered Person”) and hold each Covered Person harmless from and against any and all Liabilities which may be incurred by or asserted or awarded against such Covered Person, in each case arising out of or in connection with any investigative, administrative or judicial proceeding (whether or not such Covered Person shall be designated a party thereto) relating to or arising out of this Agreement or the Loan Documents or any actual or proposed use of proceeds of Loans, provided that no Covered Person shall have the right to be indemnified hereunder for Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Covered Person’s gross negligence or willful misconduct.

(c) The agreements of this Section, each party’s obligations under Section 2.13(c) and Section 2.15 and the indemnity provisions of Sections 7.05, 8.04 and 9.03(b) shall survive the resignation of the Operations Agent, the replacement of any Bank, the termination of the Aggregate Commitment Amount and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 9.04. Set Off. During the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower, and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of the Borrower’s Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank, provided that such Bank has given the Operations Agent prior written notice of such set off. Each of the Banks agrees with each other Bank if such Bank shall receive from the Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of the claim evidenced by the Note held by such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, assignment of claims (to such extent as is necessary), subrogation or otherwise as shall result in each Bank receiving in respect of the Note held by it its proportionate payment as contemplated by this Agreement; provided that (a) if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest, and (b) in the event that any Delinquent Bank shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Operations Agent for further application in accordance with the provisions of Section 6.03 and, pending such payment, shall be segregated by such Delinquent Bank from its other funds and deemed held in trust for the benefit of the Operations Agent and the Banks, and (y) the Delinquent Bank shall provide promptly to the Operations Agent a statement describing in reasonable detail the Obligations owing to such Delinquent Bank as to which it exercised such right of setoff.

SECTION 9.05. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement (including Section 8.05), no amendment or waiver of any provision of this Agreement or the Notes or any of the other Loan Documents, and no consent to any departure by the Borrower therefrom, shall be effective unless such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Operations Agent are affected thereby, by the Operations Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (a) increase or decrease the Commitment Amount of any Bank (except as provided in Section 9.06(c)) or subject any Bank to any additional obligation, (b) reduce or forgive the principal of or rate of interest on any Loan or any fees to the Banks hereunder, (c) postpone the date fixed for any payment of principal of or interest on any Loan or any fees to the Banks hereunder or for the termination of the Commitments, (d) change the percentage of the Commitment Amounts or of the aggregate unpaid principal amount of the Notes, or the definition of Required Banks; (e) change the definition of “Margin Loan Collateral Value” except if such change is to decrease the advance rates contained therein, or, other than pursuant to a transaction permitted by the terms of this Agreement, release all or substantially all of the Collateral (excluding, if the Borrower or any Subsidiary of a Borrower becomes a debtor under the federal Bankruptcy Code, the release of “cash collateral”, as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Banks); or (f) modify the provisions of Section 3.02(b) hereof.

SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Banks (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

(b) Any Bank may at any time grant to one or more Persons, except for any natural Person, holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, the Borrower or an Affiliate of the Borrower (each a “Participant”) participating interests in its Commitment or all of its Loans. In the event of any such grant by a

Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Operations Agent, such Bank shall remain responsible for the performance of its obligations hereunder (including the confidentiality provisions of Section 9.10 hereof), and the Borrower and the Operations Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (a), (b), (c) or (d) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Operations Agent (in its capacity as Operations Agent) shall have no responsibility for maintaining a Participant Register.

(c) Subject to clause (f) below, any Bank may at any time assign to one or more banks (each an “Assignee”) all, or a proportionate amount of at least $5,000,000 of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance in substantially the form of Exhibit F attached hereto executed by such Assignee and such transferor Bank, with, if no Default or Event of Default has occurred and is continuing, the written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, and of the Operations Agent, which consent shall not be unreasonably withheld or delayed; provided that no such consent of the Borrower or the Operations Agent shall be required if the Assignee is an Affiliate of the transferor Bank. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee with respect to the interest assigned, such Assignee shall be a Bank party to this Agreement (in addition to any interest of such Bank held prior to such assignment) and shall have all the rights and obligations of a Bank with the Commitment Amount as set forth in such instrument of assumption (in addition to any interest of such Bank held prior to such assignment), and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this clause (b), the transferor Bank, the Operations

Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignor and the Assignee, and the Operations Agent shall be authorized to revise Schedule 1 to reflect such assignment and to circulate such revised Schedule 1 to the Banks and the Borrower, which revised Schedule 1 shall be deemed to be a part hereof and shall be incorporated by reference herein. In connection with any such assignment, the transferor Bank shall pay to the Operations Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Operations Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.15.

(d) Without notice to or consent of any Person, any Bank may at any time assign or pledge all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e) No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.01 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent.

(f) No bank may become an Assignee pursuant to clause (c) above unless such bank constitutes a “bank” (as such term is used in Section 18(f)(1) of the Investment Company Act) in the reasonable judgment of the Borrower and the Operations Agent. No bank may become an Assignee pursuant to clause (c) above if that bank is an Affiliate of the Borrower.

SECTION 9.07. Governing Law; Submission to Jurisdiction. This Agreement and each of the other loan documents are contracts under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of said State of New York (excluding the laws applicable to conflicts or choice of law other than New York General Obligations Law Section 5-1401). The Borrower agrees that any suit for the enforcement of this agreement or any of the other loan documents may be brought in any New York State or U.S. federal court sitting in the City of New York and consents to the nonexclusive jurisdiction of such court and the service of process in any such suit being made upon the Borrower by mail at the address specified in Section 9.01. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

SECTION 9.08. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE OPERATIONS AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Operations Agent has represented, expressly or otherwise, that such Bank or the Operations Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Operations Agent and the Banks have been induced to enter into this Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

SECTION 9.09. Confidential Information. (a) Each Bank agrees that any information, documentation or materials provided by the Borrower or the Borrower’s Affiliates, employees, agents or representatives (“Representatives”) disclosing the portfolio holdings of the Borrower or disclosing other non-public information in relation to this Agreement or the Loan Documents (“Confidential Material”), whether before or after the date of this Agreement, shall be treated confidentially, using the same degree of care that such Bank uses to protect its own similar material.

(b) Such Confidential Information may be disclosed to Representatives of each Bank who need to know such information in connection with the transactions contemplated herein or in connection with managing the relationship of such Bank or its Affiliates with the Borrower but shall not be disclosed to any third party and may not be used for purposes of buying or selling securities, including shares issued by the Borrower; provided, however, that the Banks may disclose Confidential Material to (i) the Federal Reserve Board pursuant to applicable rules and regulations promulgated by the Federal Reserve Board (which, as of the Effective Date, require a filing of a list of all Margin Stock which directly or indirectly secures a Loan), (ii) the extent required by statute, rule, regulation or judicial process, (iii) counsel for any of the Banks or the Operations Agent in connection with this Agreement or any of the other Loan Documents, (iv) bank examiners, auditors and accountants, or (v) any Assignee or Participant (or prospective Assignee or Participant) as long as such Assignee or Participant (or prospective Assignee or Participant) first agrees to be bound by the provisions of this Section 9.09.

(c) Each Bank agrees to promptly provide such information as is reasonably requested by the Borrower in order for the Borrower to monitor (as required by applicable law) whether the Bank’s use of Confidential Material complies with this Section 9.09.

SECTION 9.10. USA PATRIOT Act. Each Bank that is subject to the Act (as hereinafter defined) and the Operations Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Operations Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Operations Agent or any Bank, provide all documentation and other information that the Operations Agent or such Bank requests in order to comply with its ongoing obligations under applicable “know your customer”, anti-terrorism and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.

SECTION 9.11. Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

SECTION 9.12. Transitional Arrangements.

(a) This Agreement shall, on the Effective Date, supersede the Prior Credit Agreement in its entirety, except as expressly provided in this Section 9.12. On the Effective Date, the rights and obligations of the parties evidenced by the Prior Credit Agreement shall be evidenced by this Agreement, and the “ Loans” as defined in the Prior Credit Agreement shall be converted to Loans as defined herein. In addition, on the Effective Date, State Street Bank and Trust Company shall cease to be the “Administrative Agent” and shall be deemed to have resigned such role.

(b) As soon as reasonably practicable after its receipt of its Notes hereunder on the Effective Date, the Banks party to the Prior Credit Agreement will promptly return to the Borrower, marked “Substituted” or “Cancelled”, as the case may be, any promissory notes of the Borrower held by such Banks pursuant to the Prior Credit Agreement.

(c) All interest, fees and expenses, if any, owing or accruing under or in respect of the Prior Credit Agreement through the Effective Date shall be calculated as of the Effective Date (prorated in the case of any fractional periods) and shall be paid on the Effective Date.

SECTION 9.13. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 9.14. Acknowledgement Regarding any Supported QFCs. The parties acknowledge and agree that the Loans and the Loan Documents related thereto shall constitute a QFC. As such, to the extent that any Loan Document (i) constitutes a QFC (such Loan Document, a “Loan Document QFC”) or (ii) provides support, through a guarantee or otherwise, for any Loan Document QFC, any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC and any Loan Document QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Delinquent Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC (other than a Loan Document QFC) or any QFC Credit Support.

(b) As used in this Section 9.14, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with,

12 U.S.C. 5390(c)(8)(D).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement (including any Financial Contracts), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

SECTION 9.15. Bankruptcy Code Acknowledgement. The Borrower and the Lenders acknowledge and agree that the Loans are intended to constitute “margin loans” and the Loan Documents collectively are intended to constitute a “securities contract” as each such term is defined in Section 741(7) of the Bankruptcy Code and that each delivery, transfer, payment and grant of a security interest made or required to be made hereunder or thereunder contemplated hereby or thereby or made, required to be made or contemplated in connection herewith or therewith with respect to a Loan is a “transfer” and a “margin payment” or a “settlement payment” within the meaning of Section 362(b)(6) and/or (27) and Sections 546(e) and/or (j) of the Bankruptcy Code. In addition, all obligations with respect to the Loans under or in connection with the Loan Documents represent obligations in respect of “termination values,” “payment amounts” or “other transfer obligations” within the meaning of Sections 362 and 561 of the Bankruptcy Code. The parties further acknowledge and agree that the Loan Documents collectively with respect to Loans constitutes a “master netting agreement” within the meaning of the Bankruptcy Code.

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